 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1997
                                             REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -----------------
                       PIONEER NATURAL RESOURCES COMPANY
             (Exact name of registrant as specified in its charter)

                Delaware                                              75-2702753
(State of Jurisdiction of Corporation or                 (I.R.S. Employer Identification No.)
             Organization)

                           1400 Williams Square West
                           5205 North O'Connor Blvd.
                              Irving, Texas  75039
                                 (972) 444-9001
  (Address, including zip code, and telephone number, including area code, of
                  Registrant's  principal executive offices)
                              -----------------
                               Scott D. Sheffield
                     President and Chief Executive Officer
                       Pioneer Natural Resources Company
                           1400 Williams Square West
                           5205 North O'Connor Blvd.
                              Irving, Texas  75039
                                 (972) 444-9001
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -----------------
                                   Copies to:

              Mark L. Withrow                            Robert L. Kimball
 Executive Vice President and General Counsel          Vinson & Elkins L.L.P.
       Pioneer Natural Resources Company                  2001 Ross Avenue
          1400 Williams Square West                          Suite 3700
          5205 North O'Connor Blvd.                     Dallas, Texas  75201
            Irving, Texas  75039                           (214) 220-7700
               (972) 444-9001
                              -----------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]
                              -----------------
                       CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      PROPOSED
                                                                       MAXIMUM             PROPOSED
                                                                      OFFERING              MAXIMUM             AMOUNT OF
   TITLE OF  EACH CLASS OF SECURITIES            AMOUNT TO              PRICE              AGGREGATE           REGISTRATION
            TO BE REGISTERED                   BE REGISTERED          PER UNIT  (1)     OFFERING PRICE (2)         FEE
------------------------------------------------------------------------------------------------------------------------------------
 Debt Securities (3)
 Preferred Stock, par value $.01 per
 share (4)(5)
 Depositary Shares (5)                                    (6)            (6)                      (6)              (6)
 Common Stock, par value $.01 per
 share (7)
 Warrants (8)
------------------------------------------------------------------------------------------------------------------------------------
 Total                                    $ 1,400,000,000 (9)(10)       100%       $ 1,400,000,000(9)    $ 413,000 (11)
====================================================================================================================================

                                                FOOTNOTES TO TABLE ON NEXT PAGE

        Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein also relates to a total of $500,000,000 of Debt Securities and Common Stock of the registrant previously registered pursuant to Rule 415 under Registration Statement on Form S-3 No. 333-20483 and not issued. This Registration Statement constitutes Post-Effective Amendment No. 1 to the Registration Statement Form S-3 No. 333-20483.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

---------------------
(1) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Subject to note (9) below, there is being registered hereunder an indeterminate principal amount of Debt Securities. If any Debt Securities are issued at an original issue discount, then the offering price shall be in the greater principal amount as shall result in an aggregate initial offering price not to exceed $1,400,000,000 less the dollar amount of any securities previously issued hereunder.

(4) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the registrant.

(5) Subject to note (9) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the Deposit Agreement.

(6)      Not applicable pursuant to General Instruction II.D. of Form S-3.

(7) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion or redemption of Preferred Stock or Debt Securities registered hereunder.

(8) Subject to note (9) below, there is being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock, or Common Stock registered hereunder.

(9) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,400,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The aggregate amount of Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(10) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus constituting a part of this Registration Statement also relates to $500,000,000 of the registrant's securities registered under Registration Statement No. 333-20483.

(11) A registration fee was previously paid in connection with the registration of a total of $500,000,000 of Debt Securities and Common Stock of the registrant pursuant to Rule 415 on Registration Statement No. 333-20483, and $265,500 of the registration fee is being paid herewith in connection with the registration of an additional $900,000,000 of securities registered hereunder.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any the State.

                SUBJECT TO COMPLETION DATED DECEMBER 15, 1997

PROSPECTUS

                    (LOGO)PIONEER NATURAL RESOURCES COMPANY

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS

         Pioneer Natural Resources Company (the "Company"), a Delaware corporation, may offer from time to time (a) debt securities ("Debt Securities"), which may be subordinated to other indebtedness of the Company,
(b) warrants to purchase Debt Securities ("Debt Warrants"), (c) shares of preferred stock, par value $.01 per share ("Preferred Stock"), (d) warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"), (e) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series ("Depositary Shares"), (f) shares of common stock, par value $.01 per share ("Common Stock"), or (g) warrants to purchase shares of Common Stock ("Common Stock Warrants"), all having an aggregate initial public offering price not to exceed $ 1,400,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies, including European Currency Units. The Debt Warrants, Preferred Stock Warrants and Common Stock Warrants are referred to herein collectively as "Warrants," and the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are referred to herein collectively as the "Offered Securities." The Offered Securities may be offered, separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at or prior to the time of sale.

         The specific terms of the Offered Securities with respect to which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will include, with regard to the particular Offered Securities, the following information: (a) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any exchangeability, conversion, redemption, prepayment, or sinking fund provisions, the currency or currency unit in which principal, premium, or interest is payable, the designation of the trustee acting under the applicable indenture, and the initial offering price; (b) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any conversion or exchange rights, and whether the Company has elected to offer the Preferred Stock in the form of Depositary Shares; (c) in the case of Common Stock, the number of shares and the terms of the offering and sale thereof; (d) in the case of Warrants, the number and terms thereof, the designation and the number of securities issuable upon exercise, the exercise price, the terms of the offering and sale thereof, and where applicable, the duration and detachability thereof; and (e) in the case of all Offered Securities, whether the Offered Securities will be offered separately or as a unit with other Offered Securities. The Prospectus Supplement will also contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

         The Company may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of the Offered Securities, the names of the agents, underwriters or dealers and any applicable commissions or discounts and the net proceeds to the Company from the sale will be set forth in the applicable Prospectus Supplement.

         THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF OFFERED SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                              -----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                              -----------------
               The date of this Prospectus is            , 199 .

         CERTAIN PERSONS PARTICIPATING IN AN OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH OFFERED SECURITIES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER AN OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). It files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). Those reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. These reports, proxy statements and other information may also be obtained without charge from the web site that the SEC maintains at http://www.sec.gov. These reports, proxy statements, and other information also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the SEC a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Offered Securities. This Prospectus and any accompanying Prospectus Supplement do not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Offered Securities, reference is made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by that reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been filed by the Company, Parker & Parsley Petroleum Company ("Parker & Parsley") and MESA Inc. ("Mesa") with the SEC, are incorporated by reference into this Prospectus, and are deemed to be a part of this Prospectus:

1. Mesa's Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 1996;

2.       Mesa's Quarterly Report on Form 10-Q for the period ended March 31,
         1997;

3.       Mesa's Quarterly Report on Form 10-Q for the period ended June 30,
         1997;

4. Mesa's Current Reports on Form 8-K, dated February 7, 1997, and April 6, 1997, and Mesa's Current Report on Form 8-K/A, dated February 7, 1997;

5. Parker & Parsley's Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 1996;

6.       Parker & Parsley's Current Report on Form 8-K, dated February 3, 1997;

7. Parker & Parsley's Quarterly Report on Form 10-Q for the period ended March 31, 1997;

8. Parker & Parsley's Current Reports on Form 8-K, dated April 3, 1997, July 28, 1997, and July 29, 1997;

9. Parker & Parsley's Quarterly Report on Form 10-Q for the period ended June 30, 1997;

10.      Parker & Parsley's Current Report on Form 8-K, dated April 6, 1997;

11. The Company's Registration Statement on Form S-4 (No. 333-26951) filed on June 26, 1997, including any amendment or report for the purpose of updating any such material;

12. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997;

13. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997;

14.      The Company's Current Report on Form 8-K, dated August 7, 1997;

15.      The Company's Current Report on Form 8-K, dated September 3, 1997;

16. The Definitive Joint Management Information Circular and Proxy Statement of the Company and Chauvco Resources Ltd. (File No. 001-13245) filed with the SEC on November 17, 1997, including any amendment or report for the purpose of updating any such material;

17. The description of the Company's Common Stock contained in the Company's Registration Statement on Forms 8-A and 8-A/A (File No. 001-13245), declared effective by the SEC on August 8, 1997; and

18.      The Company's Current Report on Form 8-K, dated December 5, 1997.

         All documents filed by the Company pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this Prospectus, other than exhibits to the documents (unless the exhibits are specifically incorporated by reference into the documents). Written or telephone request for the copies should be directed to Corporate Secretary, Pioneer Natural Resources Company, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039 (Telephone: (972) 444-9001).


                                  THE COMPANY

         The Company is one of the largest public independent oil and gas companies in the United States, engaged principally in the acquisition, development and production of, and exploration for, oil and gas reserves and related activities.

         The Company's executive offices and operating headquarters are located at 1400 Williams Square West, 5205 North O'Connor Blvd., Irving, Texas 75039, and its telephone number at those offices is (972) 444-9001.


                                USE OF PROCEEDS

         Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of Offered Securities will be used for general corporate purposes, which may include repayment of indebtedness, redemption or repurchase of securities of the Company or any subsidiary, additions to working capital, and capital expenditures, including exploration, development and acquisitions.


                    RATIOS OF EARNINGS TO FIXED CHARGES AND
            EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table sets forth the Company's consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends (a) for each of 1996, 1995, 1994, 1993 and 1992, and for the nine months ended September 30, 1997, on a historical basis, and (b) for 1996 and the nine months ended September 30, 1997, on a pro forma basis after giving effect to (i) the merger of Mesa with and into the Company, (ii) the merger of Parker & Parsley with and into MESA Operating Co., a subsidiary of Mesa, and
(iii) the Company's acquisition of Chauvco Resources Ltd. ("Chauvco"), a corporation organized under the laws of Alberta, Canada ("Chauvco Transaction").



                                                         NINE
                                                         MONTHS
                                                         ENDED                          YEAR ENDED DECEMBER 31
                                  NINE MONTHS ENDED     SEPTEMBER    -------------------------------------------------------
                                  SEPTEMBER 30, 1997    30, 1996              1996              1995      1994     1993   1992
                                  ------------------    --------     ----------------------     ----      ----     ----   ----
                                            PRO FORMA                             PRO FORMA
                                            ----------                            ---------
                               HISTORICAL    COMBINED                HISTORICAL   COMBINED
                               ----------    --------                ----------   ---------
 Ratio of earnings to fixed
   charges(a)  . . . . . . .       1.5          (b)        5.4         5.3          1.6           (b)      (b)      3.0    2.9


 Ratio of earnings to fixed
   charges and preferred
   stock dividends(c)  . . .       1.5          (b)        5.4         5.3          1.6           (b)      (b)      3.0    2.9

---------------

(a) For purposes of computing the ratio, earnings consist of income before income taxes and cumulative effect of accounting change plus fixed charges, net of preferred stock dividends of subsidiary and interest capitalized, and fixed charges consist of interest expense, interest capitalized, the portion of rental expense attributable to interest, and preferred stock dividends of subsidiary.

(b) The ratio indicates a less than one-to-one coverage because the earnings are inadequate to cover the fixed charges for the period. Pro forma combined earnings for the nine months ended September 30, 1997, and the Company's historical earnings for the years ended December 31, 1995 and 1994, were insufficient to cover its fixed charges. The amounts of the deficiencies were $35.1 million, $150 million and $20.5 million, respectively.

(c) For purposes of computing the ratio, adjusted earnings consist of income before income taxes and cumulative effect of accounting change plus fixed charges and preferred stock dividends, net of preferred stock dividends of subsidiary and interest capitalized, and fixed charges and preferred stock dividends consist of interest expense, interest capitalized, the portion of rental expense attributable to interest, preferred stock dividends of subsidiary, and preferred stock dividends. The dividends on the 6 1/4% Cumulative Guaranteed
         Monthly Income Convertible Preferred Shares of Parker & Parsley Capital LLC, a subsidiary of Parker & Parsley, were recorded as interest expense for financial reporting purposes until those shares were converted into common stock of Parker & Parsley on July 28, 1997.


                         DESCRIPTION OF DEBT SECURITIES

         The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which the general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to the Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the following description.

         The Debt Securities will be general obligations of the Company and may be subordinated to Senior Indebtedness (as defined below) of the Company to the extent set forth in the Prospectus Supplement relating thereto. See
"Description of Debt Securities -- Subordination."   Debt Securities will be
issued under an indenture (the "Indenture"), between the Company and one or more commercial banks to be selected as trustees (the trustee or trustees selected are referred to collectively as the "Trustee"). A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Indenture will also be available for inspection at the corporate trust office of the Trustee. The following discussion of certain provisions of the Indenture is a summary only and does not purport to be a complete description of the terms and provisions of the Indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the Indenture, including the definition therein of terms used below with their initial letters capitalized.

GENERAL

         The Indenture does not limit the aggregate principal amount of Debt Securities that can be issued thereunder. The Debt Securities may be issued in one or more series as may be authorized from time to time by the Company. Reference is made to the applicable Prospectus Supplement for the following terms of the Debt Securities of the series with respect to which the Prospectus Supplement is being delivered:

         (a)     The title of the Debt Securities of the series;

         (b) Any limit on the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under the Indenture;

         (c) The date or dates on which the principal and premium with respect to the Debt Securities of the series are payable;

         (d) The rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest (if any) or the method of determining the rate or rates, the date or dates from which the interest shall accrue, the interest payment dates on which the interest shall be payable or the method by which the dates will be determined, the record dates for the determination of holders thereof to whom the interest is payable (in the case of Registered Securities), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

         (e) The place or places, if any, in addition to or instead of the corporate trust office of the Trustee (in the case of Registered Securities) or the principal London office of the Trustee (in the case of Bearer Securities), where the principal, premium, and interest with respect to Debt Securities of the series shall be payable;

         (f) The price or prices at which, the period or periods within which, and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

         (g) Whether Debt Securities of the series are to be issued as Registered Securities or Bearer Securities or both and, if Bearer Securities are to be issued, whether coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

         (h) If any Debt Securities of the series are to be issued as Bearer Securities or as one or more Global Securities (as defined below) representing individual Bearer Securities of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary Bearer Security of the series payable with respect to any interest payment date prior to the exchange of the temporary Bearer Security for definitive Bearer Securities of the series shall be paid to any clearing organization with respect to the portion of the temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on the interest payment date; and the terms upon which a temporary Bearer Security may be exchanged for one or more definitive Bearer Securities of the series;

         (i) The obligation, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

         (j) The terms, if any, upon which the Debt Securities of the series may be convertible into or exchanged for Common Stock, Preferred Stock (which may be represented by Depositary Shares), other Debt Securities, or warrants for Common Stock, Preferred Stock, or indebtedness or other securities of any kind of the Company or any other issuer or obligor and the terms and conditions upon which the conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period, and any other additional provisions;

         (k) If other than denominations of $1,000 or any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

         (l) If the amount of principal, premium or interest with respect to the Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which the amounts will be determined;

         (m) If the principal amount payable at the stated maturity of Debt Securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, the manner in which the deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

         (n) Any changes or additions to the provisions of the Indenture dealing with defeasance, including the addition of additional covenants that may be subject to the Company's covenant defeasance option;

         (o) If other than the coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, the coin or currency or currencies or units of two or more currencies in which payment of the principal, premium, and interest with respect to Debt Securities of the series shall be payable;

         (p) If other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

         (q) The terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, moneys, proceeds, securities, or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the Indenture as then in effect;

         (r) Any addition to or change in the Events of Default with respect to the Debt Securities of the series and any change in the right of the Trustee or the holders to declare the principal, premium and interest with respect to the Debt Securities due and payable;

         (s) If the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which the Global Security may be exchanged in whole or in part for other individual Debt Securities in definitive registered form, the Depositary for the Global Security, and the form of any legend or legends to be borne by the Global Security in addition to or in lieu of the legend referred to in the Indenture;

         (t) Any Trustee, authenticating or paying agents, transfer agents or registrars;

         (u) The applicability of, and any addition to or change in, the covenants and definitions then set forth in the Indenture or in the terms then set forth in the Indenture relating to permitted consolidations, mergers or sales of assets, including conditioning any merger, conveyance, transfer or lease permitted by the Indenture upon the satisfaction of an indebtedness coverage standard by the Company and any successor to the Company;

         (v) The terms, if any, of any guarantee of the payment of principal, premium and interest with respect to Debt Securities of the series and any corresponding changes to the provisions of the Indenture as then in effect;

         (w) The subordination, if any, of the Debt Securities of the series pursuant to the Indenture and any changes or additions to the provisions of the Indenture relating to subordination;

         (x) With regard to Debt Securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

         (y) Any other terms of the Debt Securities of the series (which terms shall not be prohibited by the provisions of the Indenture).

         The Prospectus Supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of Debt Securities to which the Prospectus Supplement relates, including those applicable to (a) Bearer Securities, (b) Debt Securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (c) Debt Securities with respect to which principal, premium or interest is payable in a foreign or composite currency, (d) Debt Securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Original Issue Discount Debt Securities"), and (e) variable rate Debt Securities that are exchangeable for fixed rate Debt Securities.

         Payments of interest on Registered Securities may be made at the option of the Company by check mailed to the registered holders thereof or, if so provided in the applicable Prospectus Supplement, at the option of a holder by wire transfer to an account designated by the holder. Except as otherwise provided in the applicable Prospectus Supplement, no payment on a Bearer Security will be made by mail to an address in the United States or by wire transfer to an account in the United States.

         Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States or at the office of the Trustee or the Trustee's agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Bearer Securities will be transferable only by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the Prospectus Supplement relating to the Bearer Securities.

         All funds paid by the Company to a paying agent for the payment of principal, premium, or interest with respect to any Debt Securities that remain unclaimed at the end of two years after the principal, premium, or interest shall have become due and payable will be repaid to the Company, and the holders of the Debt Securities or any coupons appertaining thereto will thereafter look only to the Company for payment thereof.

GLOBAL SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities. A Global Security is a Debt Security that represents, and is denominated in an amount equal to, the aggregate principal amount of all outstanding Debt Securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A Global Security will be deposited with, or on behalf of, a Depositary, which will be identified in the Prospectus Supplement relating to the Debt Securities. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any nominee of the Depositary to a successor Depositary or any nominee of the successor.

         The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to the Debt Securities. The Company anticipates that the following provisions will generally apply to depositary arrangements.

         Upon the issuance of a Global Security, the Depositary for the Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by the Global Security to the accounts of persons that have accounts with the Depositary ("participants"). The accounts shall be designated by the dealers or underwriters with respect to the Debt Securities or, if the Debt Securities are offered and sold directly by the Company or through one or more agents, by the Company or the agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the registered owner or holder of the Global Security, the Depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual Debt Securities represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of any of the Debt Securities in definitive form, and will not be considered the owners or holders thereof under the Indenture.

         Subject to the restrictions described under "Description of Debt Securities--Limitations on Issuance of Bearer Securities," payments of principal, premium and interest with respect to individual Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner or holder of the Global Security. Neither the Company, the Trustee, any paying agent or registrar for the Debt Securities, or any agent of the Company or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made by the Depositary, its nominee, or any participants on account of beneficial interests in the Global Security or for maintaining, supervising or reviewing any records relating to the beneficial interests, (b) the payment to the owners of beneficial interests in the Global Security of amounts paid to the Depositary or its nominee, or (c) any other matter relating to the actions and practices of the Depositary, its nominee or its participants. Neither the Company, the Trustee, any paying agent or registrar for the Debt Securities, nor any agent of the Company or the Trustee will be liable for any delay by the Depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the Global Security, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes.

         The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive Global Security representing any of the Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security, as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in street name. The payments will be the responsibility of the participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described under "Description of Debt Securities--Limitations on Issuance of Bearer Securities."

         If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary, the Company shall appoint a successor depositary. If a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of the series in exchange for the Global Security representing the series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to the Debt Securities, determine no longer to have Debt Securities of a series represented by a Global Security and, in that event, will issue individual Debt Securities of the series in exchange for the Global Security representing the series of Debt Securities. Furthermore, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of the series may, on terms acceptable to the Company, the Trustee, and the Depositary for the Global Security, receive individual Debt Securities of the series in exchange for the beneficial interests, subject to any limitations described in the Prospectus Supplement relating to the Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by the Global Security equal in principal amount to the beneficial interest and to have the Debt Securities registered in its name (if the Debt Securities are issuable as Registered Securities). Individual Debt Securities of the series so issued will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities are issuable as Registered Securities, (b) as Bearer Securities in the denomination or denominations specified by the Company if the Debt Securities are issuable as Bearer Securities, or (c) as either Registered Securities or Bearer Securities as described above if the Debt Securities are issuable in either form. See, however, "Description of Debt Securities--Limitations on Issuance of Bearer Securities" for a description of certain restrictions on the issuance of individual Bearer Securities in exchange for beneficial interests in a bearer Global Security.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

         The Debt Securities of a series may be issued as Registered Securities (which will be registered as to principal and interest in the register maintained by the registrar for the Debt Securities) or Bearer Securities (which will be transferable only by delivery). If the Debt Securities are issuable as Bearer Securities, certain special limitations and considerations will apply.

         In compliance with United States federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in an offering of Bearer Securities will agree that, in connection with the original issuance of the Bearer Securities and during the period ending 40 days after the issue date, they will not offer, sell or deliver any such Bearer Security, directly or indirectly, to a United States Person (as defined below) or to any person within the United States, except to the extent permitted under United States Treasury regulations.

         Bearer Securities will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Securities will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange, redemption or other disposition of, the Bearer Securities.

         For this purpose, "United States" includes the United States of America and its possessions, and "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

         Pending the availability of a definitive Global Security or individual Bearer Securities, as the case may be, Debt Securities that are issuable as Bearer Securities may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), or Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Securities and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in the definitive Global Security or for the individual Bearer Securities, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership," which is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a United States Person or is owned by or through a financial institution in compliance with applicable United States Treasury regulations. No Bearer Security will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be paid to each of Euroclear and CEDEL with respect to that portion of the temporary Global Security held for its account, but only upon receipt as of the relevant interest payment date of a Certificate of Non-U.S. Beneficial Ownership.

SUBORDINATION

         Debt Securities of a series may be subordinated ("Subordinated Debt Securities") to Senior Indebtedness (as defined below) to the extent set forth in the Prospectus Supplement relating thereto. The Company currently conducts substantially all its operations through subsidiaries, and the holders of Debt Securities (whether or not Subordinated Debt Securities) will be structurally subordinated to the creditors of the Company's subsidiaries.

         Subordinated Debt Securities of a series and any coupons appertaining thereto will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the Prospectus Supplement relating to the Subordinated Debt Securities, to the prior payment of all indebtedness of the Company that is designated as "Senior Indebtedness" with respect to the series. "Senior Indebtedness," with respect to any series of Subordinated Debt Securities, will consist of (a) any and all amounts payable under or with respect to the Company's "Bank Indebtedness" and (b) any other indebtedness of the Company that is designated in a resolution of the Company's Board of Directors or in any supplemental indenture establishing any other series as Senior Indebtedness with respect to the series. "Bank Indebtedness" is defined as (i) the Credit Facility Agreement

(Primary Facility), dated as of August 7, 1997, between Pioneer Natural Resources USA, Inc. ("Pioneer USA"), as Borrower, and NationsBank of Texas, N.A., as Administrative Agent, CIBC Inc., as Documentation Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, The Chase Manhattan Bank, as Syndication Agent, and the Co-Agents and Lenders party thereto and
(ii) the Credit Facility Agreement (364 Day Facility), dated as of August 7, 1997, between Pioneer USA, as Borrower, and NationsBank of Texas, N.A., as Administrative Agent, CIBC Inc., as Documentation Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, The Chase Manhattan Bank, as Syndication Agent, and the Co-Agents and Lenders party thereto, each as amended or modified from time to time, and each of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

         Upon any payment or distribution of assets of the Company to creditors or upon a total or partial liquidation or dissolution of the Company or in a bankruptcy, receivership or similar proceeding relating to the Company or its property, holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before holders of Subordinated Debt Securities shall be entitled to receive any payment of principal, premium or interest with respect to the Subordinated Debt Securities, and until the Senior Indebtedness is paid in full, any distribution to which holders of Subordinated Debt Securities would otherwise be entitled shall be made to the holders of Senior Indebtedness (except that the holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Subordinated Debt Securities).

         The Company may not make any payments of principal, premium or interest with respect to Subordinated Debt Securities, make any deposit for the purpose of defeasance of the Subordinated Debt Securities, or repurchase, redeem or otherwise retire (except, in the case of Subordinated Debt Securities that provide for a mandatory sinking fund, by the delivery of Subordinated Debt Securities by the Company to the Trustee in satisfaction of the Company's sinking fund obligation) any Subordinated Debt Securities if (a) any principal, premium or interest with respect to Senior Indebtedness is not paid within any applicable grace period (including at maturity), or (b) any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and the acceleration has been rescinded, the Senior Indebtedness has been paid in full in cash, or the Company and the Trustee receive written notice approving the payment from the representatives of each issue of "Designated Senior Indebtedness" (which will include the Bank Indebtedness and any other specified issue of Senior Indebtedness of at least $100 million). During the continuance of any default (other than a default described in clause (a) or (b) above) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect the acceleration) or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt Securities for a period (the "Payment Blockage Period") commencing on the receipt by the Company and the Trustee of written notice of the default from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice"). The Payment Blockage Period may be terminated before its expiration by written notice to the Trustee and the Company from the person who gave the Blockage Notice, by repayment in full in cash of the Senior Indebtedness with respect to which the Blockage Notice was given, or because the default giving rise to the Payment Blockage Period is no longer continuing. Unless the holders of the Senior Indebtedness shall have accelerated the maturity thereof, the Company may resume payments on the Subordinated Debt Securities after the expiration of the Payment Blockage Period. Not more than one Blockage Notice may be given in any period of 360 consecutive days unless the first Blockage Notice within the 360-day period is given by or on behalf of holders of Designated Senior Indebtedness other than the Bank Indebtedness, in which case, the representative of the Bank Indebtedness may give another Blockage Notice within the period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. After all Senior Indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, holders of the Subordinated Debt Securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

         By reason of the subordination, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness, as well as certain general creditors of the Company, may recover more, ratably, than the holders of the Subordinated Debt Securities.

EVENTS OF DEFAULT AND REMEDIES

         The following events are defined in the Indenture as "Events of Default" with respect to a series of Debt Securities:

                 (a) Default in the payment of any installment of interest on any Debt Securities of that series or any payment with respect to the related coupons, if any, as and when the same shall become due and payable (whether or not, in the case of Subordinated Debt Securities, the payment shall be prohibited by reason of the subordination provisions described above) and continuance of the default for a period of 30 days;

                 (b) Default in the payment of principal or premium with respect to any Debt Securities of that series as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase or otherwise (whether or not, in the case of Subordinated Debt Securities, the payment shall be prohibited by reason of the subordination provisions described above);

                 (c) Default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same shall become due and payable;

                 (d) Failure on the part of the Company to comply with the provisions of the Indenture relating to consolidations, mergers, and sales of assets;

                 (e) Failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debt Securities of that series, in any resolution of the Board of Directors of the Company authorizing the issuance of that series of Debt Securities, in the Indenture with respect to the series, or in any supplemental indenture with respect to the series (other than a covenant a default in the performance of which is otherwise specifically dealt with) continuing for a period of 60 days after the date on which written notice specifying the failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

                 (f) Indebtedness of the Company or any subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of the Indebtedness unpaid or accelerated exceeds $20 million, and the default remains uncured or the acceleration is not rescinded for 10 days after the date on which written notice specifying the failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

                 (g) The Company or any of its "Significant Subsidiaries" (defined as any subsidiary of the Company that would be a "significant subsidiary" as defined in Rule 405 under the Securities Act as in effect on the date of the Indenture) shall (1) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency or similar law, (2) consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Significant Subsidiary or for a substantial part of its property, (4) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) make a general assignment for the benefit of creditors, (6) admit in writing its inability or fail generally to pay its debts as they become due, (7) take corporate action for the purpose of effecting any of the foregoing, or (8) take any comparable action under any foreign laws relating to insolvency;

                 (h) The entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the Company or any of its Significant Subsidiaries or a substantial part of any of their property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Significant Subsidiary or for a substantial part of any of their property (except, any decree or order appointing the official of any Significant Subsidiary pursuant to a plan under which the assets and operations of the Significant Subsidiary are transferred to or combined with another Significant Subsidiary or Subsidiaries of the Company or to the Company), or (3) the winding-up or liquidation of the Company or any Significant Subsidiary (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a Significant Subsidiary pursuant to a plan under which the assets and operations of the Significant Subsidiary are transferred to or combined with another Significant Subsidiary or Subsidiaries of the Company or to the Company), and the order or decree shall continue unstayed and in effect for 60 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days;

                 (i) Any judgment or decree for the payment of money in excess of $20 million is entered against the Company or any subsidiary of the Company by a court of competent jurisdiction, which judgment is not covered by insurance, and is not discharged and either (1) an enforcement proceeding has been commenced by any creditor upon the judgment or decree, or (2) there is a period of 60 days following the entry of the judgment or decree during which the judgment or decree is not discharged or waived or the execution thereof stayed and, in either case, the default continues for 10 days after the date on which written notice specifying the failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding; or

                 (j) Any other Event of Default provided with respect to Debt Securities of that series.

         An Event of Default with respect to one series of Debt Securities is not necessarily an Event of Default for another series.

         If an Event of Default described in clause (a), (b), (c), (d), (e),
(f), (i) or (j) above occurs and is continuing with respect to any series of Debt Securities, unless the principal and interest with respect to all the Debt Securities of the series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of the series then outstanding may declare the principal amount (or, if Original Issue Discount Debt Securities, the portion of the principal amount as may be specified in the series) of and interest on all the Debt Securities of the series due and payable immediately. If an Event of Default described in clause (g) or (h) above occurs, unless the principal and interest with respect to all the Debt Securities of all series shall have become due and payable, the principal amount (or, if Original Issue Discount Debt Securities, the portion of the principal amount as may be specified in the series) of and interest on all Debt Securities of all series then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Debt Securities.

         If an Event of Default occurs and is continuing, the Trustee shall be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the Debt Securities of the affected series or the Indenture, to prosecute any such action or proceeding to judgment or final decree, and to enforce any judgment or final decree against the Company or any other obligor on the Debt Securities of the series. In addition, if there shall be pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the Debt Securities, or if a receiver, trustee, or similar official shall have been appointed for its property, the Trustee shall be entitled and empowered to file and prove a claim for the whole amount of principal, premium and interest (or, in the case of Original Issue Discount Debt Securities, the portion of the principal amount as may be specified in the terms of the series) owing and unpaid with respect to the Debt Securities. No holder of any Debt Security or coupon of any series shall have any right to institute any action or proceeding upon or under or with respect to the Indenture, for the appointment of a receiver or trustee, or for any other remedy, unless (a) the holder previously shall have given to the Trustee written notice of an Event of Default with respect to Debt Securities of that series and of the continuance thereof, (b) the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series shall have made written request to the Trustee to institute the action or proceeding with respect to the Event of Default and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and (c) the Trustee, for 60 days after its receipt of such notice, request, and offer of indemnity shall have failed to institute the action or proceeding and no direction inconsistent with the written request shall have been given to the Trustee pursuant to the provisions of the Indenture.

         Prior to the acceleration of the maturity of the Debt Securities of any series, the holders of a majority in aggregate principal amount of the Debt Securities of that series at the time outstanding may, on behalf of the holders of all Debt Securities and any related coupons of that series, waive any past default or Event of Default and its consequences for that series, except (a) a default in the payment of the principal, premium or interest with respect to the Debt Securities, or (b) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected thereby. In case of any waiver, the default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for all purposes, and the Company, the Trustee and the holders of the Debt Securities of that series shall be restored to their former positions and rights under the Indenture.

         The Trustee shall, within 90 days after the occurrence of a default known to it with respect to a series of Debt Securities, give to the holders of the Debt Securities of the series notice of all uncured defaults with respect to the series known to it, unless the defaults shall have been cured or waived before the giving of the notice; provided, however, that except in the case of default in the payment of principal, premium, or interest with respect to the Debt Securities of the series or in the making of any sinking fund payment with respect to the Debt Securities of the series, the Trustee shall be protected in withholding notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities.

MODIFICATION OF THE INDENTURE

         The Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities for one or more of the following purposes:

                 (a) To evidence the succession of another person to the Company pursuant to the provisions of the Indenture to consolidations, mergers and sales of assets and the assumption by the successor of the covenants, agreements, and obligations of the Company in the Indenture and in the Debt Securities;

                 (b) To surrender any right or power conferred upon the Company by the Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of Debt Securities as the Board of Directors of the Company shall consider to be for the protection of the holders of the Debt Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of the additional covenants, restrictions, conditions or provisions a default or an Event of Default under the Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, the supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon the default, may limit the remedies available to the Trustee upon the default, or may limit the right of holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive the default);

                 (c) To cure any ambiguity or to correct or supplement any provision contained in the Indenture, in any supplemental indenture, or in any Debt Securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of any holders of Debt Securities of any series;

                 (d) To modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

                 (e) To add to or change any of the provisions of the Indenture to provide that Bearer Securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Registered Securities or of principal, premium or interest with respect to Bearer Securities, or to permit Registered Securities to be exchanged for Bearer Securities, so long as any such action does not adversely affect the interests of the holders of Debt Securities or any coupons of any series in any material respect or permit or facilitate the issuance of Debt Securities of any series in uncertificated form;

                 (f) To comply with the provisions of the Indenture to consolidations, mergers, and sales of assets;

                 (g) In the case of Subordinated Debt Securities, to make any change in the provisions of the Indenture to subordination that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions (but only if the holder of Senior Indebtedness consents to the change);

                 (h) To add guarantees with respect to the Debt Securities or to secure the Debt Securities;

                 (i) To make any change that does not adversely affect the rights of any holder;

                 (j) To add to, change or eliminate any of the provisions of the Indenture with respect to one or more series of Debt Securities, so long as any such addition, change or elimination not otherwise permitted under the Indenture shall (1) neither apply to any Debt Security of any series created prior to the execution of the supplemental indenture and entitled to the benefit of the provision nor modify the rights of the holders of any Debt Security with respect to the provision, or (2) become effective only when there is no Debt Security outstanding;

                 (k) To evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; and

                 (l) To establish the form or terms of Debt Securities and coupons of any series, as described under "Description of Debt Securities--General."

         With the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected thereby, the Company and the Trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debt Securities of the series; provided, however, that without the consent of the holders of each Debt Security so affected, no such supplemental indenture shall (a) reduce the percentage in principal amount of Debt Securities of any series whose holders must consent to an amendment, (b) reduce the rate of or extend the time for payment of interest on any Debt Security or coupon or reduce the amount of any payment to be made with respect to any coupon, (c) reduce the principal of or extend the stated maturity of any Debt Security, (d) reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed, (e) make any Debt Security payable in a currency other than that stated in the Debt Security, (f) in the case of any Subordinated Debt Security or coupons appertaining thereto, make any change in the provisions of the Indenture to subordination that adversely affects the rights of any holder under the provisions, (g) release any security that may have been granted with respect to the Debt Securities, (h) make any change in the provisions of the Indenture to waivers of defaults or amendments that require unanimous consent,
(i) change any obligation of the Company provided for in the Indenture to pay additional interest with respect to Bearer Securities, or (j) limit the obligation of the Company to maintain a paying agency outside the United States for payment on Bearer Securities or limit the obligation of the Company to redeem certain Bearer Securities.

CONSOLIDATION, MERGER, AND SALE OF ASSETS

         The Company may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all its assets, unless the following conditions have been satisfied:

                 (a) Either (1) the Company shall be the continuing person in the case of a merger, or (2) the resulting, surviving or transferee person, if other than the Company (the "Successor Company"), shall be a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and shall expressly assume all the obligations of the Company under the Debt Securities and coupons and the Indenture;

                 (b) Immediately after giving effect to the transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of the Company as a result of the transaction as having been incurred by the Successor Company or the subsidiary at the time of the transaction), no Default or Event of Default would occur or be continuing;

                 (c) The Successor Company waives any right to redeem any Bearer Security under circumstances in which the Successor Company would be entitled to redeem the Bearer Security but the Company would not have been so entitled to redeem if the consolidation, merger, conveyance, transfer or lease had not occurred; and

                 (d) The Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger or transfer complies with the Indenture.

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

         The Indenture shall generally cease to be of any further effect with respect to a series of Debt Securities if (a) the Company has delivered to the Trustee for cancellation all Debt Securities of the series (with certain limited exceptions), or (b) all Debt Securities and coupons of the series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall have deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the Debt Securities and coupons (and if, in either case, the Company shall also pay or cause to be paid all other sums payable under the Indenture by the Company).

         In addition, the Company shall have a "legal defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, all its obligations under the Debt Securities and the Indenture with respect to the Debt Securities) and a "covenant defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, its obligations with respect to the Debt Securities under certain specified covenants contained in the Indenture). If the Company exercises its legal defeasance option with respect to a series of Debt Securities, payment of the Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of Debt Securities, payment of the Debt Securities may not be accelerated because of an Event of Default related to the specified covenants.

         The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if (a) the Company irrevocably deposits in trust with the Trustee cash or U.S Government Obligations (as defined in the Indenture) for the payment of principal, premium, and interest with respect to the Debt Securities to maturity or redemption, as the case may be, (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium and interest when due with respect to all the Debt Securities of the series to maturity or redemption, as the case may be, (c) 123 days pass after the deposit is made and during the 123-day period no default described in clause (g) or (h) under "Description of Debt Securities--Events of Default and Remedies" with respect to the Company occurs that is continuing at the end of the period, (d) no Default has occurred and is continuing on the date of the deposit and after giving effect thereto, (e) the deposit does not constitute a default under any other agreement binding on the Company and, in the case of Subordinated Debt Securities, is not prohibited by the provisions of the Indenture to subordination, (f) the Company delivers to the Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (g) the Company shall have delivered to the Trustee an opinion of counsel addressing certain federal income tax matters to the defeasance, and (h) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of the series as contemplated by the Indenture have been complied with.

         The Trustee shall hold in trust cash or U.S. Government Obligations deposited with it as described above and shall apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, and interest with respect to the Debt Securities and coupons of the defeased series. In the case of Subordinated Debt Securities and coupons related thereto, the money and U.S. Government Obligations so held in trust will not be subject to the subordination provisions of the Indenture.

THE TRUSTEE

         The Company may appoint a separate Trustee for any series of Debt Securities. As used herein in the description of a series of Debt Securities, the term "Trustee" refers to the Trustee appointed with respect to the series of Debt Securities.

         The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own Debt Securities.


                          DESCRIPTION OF CAPITAL STOCK


         The authorized capital stock of the Company consists of 500,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 100,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which one share has been designated as Special Preferred Voting Stock.

COMMON STOCK

         All shares of Common Stock issued under the Registration Statement of which this Prospectus is a part will be fully paid and nonassessable. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. The Common Stock does not have cumulative voting rights. Shares of Common Stock have no preemptive rights, conversion rights, redemption rights or sinking fund provisions. The Common Stock is not subject to redemption by the Company.

         Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Common Stock, the holders of Common Stock are entitled to dividends in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provision for any liquidation preferences on any outstanding preferred stock ranking prior to the Common Stock.

PREFERRED STOCK

         The Board of Directors, without further stockholder action, is authorized to issue up to 100,000,000 shares of Preferred Stock in one or more series and to fix and determine as to any series all the relative rights and preferences of shares in the series, including voting rights, dividend rights, liquidation preferences, terms of redemption and conversion rights.

    Special Preferred Voting Stock

         In connection with the Company's acquisition of Chauvco Resources Ltd., an Alberta, Canada corporation (the "Chauvco Transaction"), the Board of Directors has designated one share of the 100,000,000 authorized shares of Preferred Stock as Special Preferred Voting Stock (the "Voting Share"). The Montreal Trust Company of Canada, or any successor thereto (for purposes of this discussion, the "Share Trustee"), shall hold the Voting Share as trustee for and on behalf of, and for the use and benefit of, the holders of exchangeable shares (the "Exchangeable Shares") of Pioneer Natural Resources (Canada) Ltd., an indirectly-owned subsidiary of the Company ("Pioneer Canada"), and in accordance with the Voting and Exchange Trust Agreement described in "Description of Capital Stock--Pioneer Canada Exchangeable Shares." The Certificate of Designations for the Voting Share includes the following principal terms:

         Dividends. No dividend shall be paid to the Share Trustee as the holder of the Voting Share.

         Voting Rights. The Share Trustee, as the holder of record of the Voting Share, shall be entitled to all of the voting rights attached to the Voting Share, including the right to consent to or vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of the Company at a meeting thereof or with respect to any written consent sought by the Company from its stockholders. For each Exchangeable Share owned of record on the relevant record date, the holder thereof shall be entitled to instruct the Share Trustee to cast and exercise, in the manner instructed, a number of votes (including for purposes of a quorum) equal to the number of votes to which a holder of one share of Common Stock is entitled with respect to any matter, proposition or question on which the holders of Common Stock are entitled to vote.

Except as otherwise described herein or required by law, the holder of the Voting Share will vote together with the Common Stock as a single class and not as a separate class or series apart therefrom, including any vote to approve or adopt: (i) any plan of merger, consolidation or share exchange for which Delaware law requires a stockholder vote; (ii) any disposition of assets for which Delaware law requires a stockholder vote; and (iii) any dissolution of the Company for which Delaware law requires a stockholder vote.

        The holders of Exchangeable Shares have the right to submit stockholder proposals to the Trustee and the Trustee has agreed pursuant to the Voting and Exchange Trust Agreement to submit any such proposals to the Company. Such stockholder proposals may be considered at any meeting of the Company at which the holders of Common Stock of the Company are entitled to submit stockholder proposals. The Company has agreed pursuant to the Voting and Exchange Trust Agreement to accept all stockholder proposals submitted by the Trustee provided that not more than one proposal is submitted by the Trustee on behalf of any one holder of Exchangeable Shares.

        So long as any Exchangeable Shares are outstanding, the number of shares comprising the Special Preferred Voting Stock will not be increased or decreased, and no other term of the Special Preferred Voting Stock may be amended, except upon the approval of the holder of the Voting Share.

        Conversion. The Voting Share is not convertible into any other class or series of the capital stock of the Company or into cash, property or other rights.

        Redemption. The Voting Share may not be redeemed, except when no Exchangeable Shares are outstanding, in which case the Voting Share will be automatically redeemed. The redemption price due and payable upon the automatic redemption will be $1.00. The Voting Share will be deemed retired and will be canceled upon any purchase or other acquisition thereof by the Company. After cancellation, the Voting Share may not be reissued or otherwise disposed of by the Company.

        Liquidation. The Voting Share will rank prior to each share of Common Stock with respect to the distribution of assets upon a liquidation, dissolution or winding-up of the Company. In the event of any such liquidation, dissolution or winding-up, the holder of the Voting Share will be entitled to receive a liquidation preference of $1.00 before any distribution to the holders of Common Stock, but only after the liquidation preference of any other shares of preferred stock of the Company has been paid in full.

        Certain Covenants of the Company. For so long as the Voting Share is outstanding, the Company will (i) fully comply with all terms of the Exchangeable Shares and with all associated contractual obligations of the Company, and (ii) not amend, alter or repeal the terms and conditions of the Special Preferred Voting Stock, except with the approval of the holder of the Voting Share.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

        The Company's Board of Directors is divided into three classes. The directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director only for cause. In general, the Board of Directors, not the stockholders, has the right to appoint persons to fill vacancies on the Board of Directors.

        The Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") contains a "fair price" provision that requires the affirmative vote of the holders of least 80% of the Company's voting stock and the affirmative vote of at least 66 2/3% of the Company's voting stock not owned, directly or indirectly, by a Related Person (as defined below) to approve any merger, consolidation, sale or lease of all or substantially all of the Company's assets, or certain other transactions involving a Related Person. For purposes of this fair price provision, a "Related Person" is any person beneficially owning 10% or more of the voting power of the outstanding capital stock of the Company who is a party to the transaction at issue. The voting requirement is not applicable to certain transactions, including those that are approved by the Continuing Directors (as defined in the Restated Certificate) or that meet certain "fair price" criteria contained in the Restated Certificate.

        The Restated Certificate further provides that stockholders may act only at annual or special meetings of stockholders and not by written consent, that special meetings of stockholders may be called only by the Board of Directors, and that only business proposed by the Board of Directors may be considered at special meetings of stockholders.

        The Restated Certificate also provides that the only business (including election of directors) that may be considered at an annual meeting of stockholders, in addition to business proposed (or persons nominated to be directors) by the Company's directors, is business proposed (or persons nominated to be directors) by stockholders who comply with the notice and disclosure requirements set forth in the Restated Certificate. In general, the Restated Certificate requires that a stockholder give the Company notice of proposed business or nominations no later than 60 days before the annual meeting of stockholders (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) ten days after the first public notice of the annual meeting is sent to common stockholders. In general, the notice must also contain information about the stockholder proposing the business or nomination, his interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitations. The stockholder also must submit a notarized letter from each of his nominees stating the nominee's acceptance of the nomination and indicating the nominee's intention to serve as director if elected.

         The Restated Certificate also restricts the ability of stockholders to interfere with the powers of the Board of Directors in certain specified ways, including the constitution and composition of committees and the election and removal of officers.

         The Restated Certificate provides that approval by the holders of at least 66 2/3% of the outstanding voting stock of the Company is required to amend the provisions of the Restated Certificate discussed above and certain other provisions, except that (a) approval by the holders of at least 80% of the outstanding voting stock of the Company together with approval by the holders of at least 66 2/3% of the outstanding voting stock not owned, directly or indirectly, by the Related Person, is required to amend the fair price provisions, and (b) approval of the holders of at least 80% of the outstanding voting stock of the Company is required to amend the provisions prohibiting stockholders from acting by written consent.

DELAWARE ANTI-TAKEOVER STATUTE

         The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date that person becomes an interested stockholder unless (a) before that person became an interested stockholder, the Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (b) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the Company's voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the Company not owned by the interested stockholder.

         Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one or certain extraordinary transactions involving the Company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

PIONEER CANADA EXCHANGEABLE SHARES

         In connection with the Chauvco Transaction, the Company issued the Voting Share and entered into the Support Agreement and the Voting and Trust Agreement, and assumed certain obligations with respect to the Exchangeable Shares issued by Pioneer Canada. The Exchangeable Shares have the rights and preferences summarized below.

         Voting Rights. The holders of Exchangeable Shares have voting rights or matters submitted to the holders of the Company's Common Stock as previously described in "Description of Capital Stock--Preferred Stock--Special Preferred Voting Stock."

         Dividends. Holders of Exchangeable Shares will be entitled to receive dividends equal to dividends paid from time to time by the Company on shares of the Common Stock. The declaration date, record date and payment date for dividends on the Exchangeable Shares will be the same as that for the corresponding dividends on the Common Stock. In the event of the liquidation, dissolution or winding-up of Pioneer Canada, a holder of Exchangeable Shares will be entitled to receive for each Exchangeable Share one share of Common Stock, together with a cash amount equal to the full amount of all unpaid dividends on the Exchangeable Shares. See "Description of Capital Stock--Pioneer Canada Exchangeable Shares--Voting and Exchange Trust Agreement." The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be changed only with the approval of the holders thereof.

         Redemption of Exchangeable Shares by Holders. Each Exchangeable Share is redeemable at the option of the holder for one share of Common Stock plus the amount equal of unpaid dividends thereon. The redemption price must be delivered on the date specified by the holder (not less than three nor more than ten business days after the redemption request) and is payable by Pioneer Canada, or, if it is unable to do so, by the Company.

         Redemption of Exchangeable Shares. Upon at least 120-days prior written notice by Pioneer Canada to the holders of Exchangeable Shares and subject to the Company's redemption call right (as described below), on the Automatic Redemption Date (as defined below) Pioneer Canada will redeem all but not less than all of the then outstanding Exchangeable Shares for one share of Common Stock for each Exchangeable Share plus an additional amount equivalent to the full amount of all unpaid dividends thereon. "Automatic Redemption Date" means December 18, 2003, unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors of Pioneer Canada but not later than December 31, 2005, or (b) such date shall be accelerated at any time to a specified earlier date (but no earlier than the third anniversary of the first issuance of Exchangeable Shares) by the Board of Directors of Pioneer Canada if at such time there are issued and outstanding less than 5% of the number of Exchangeable Shares initially issued and outstanding in the Chauvco Transaction.

    Support Agreement

         Under the Support Agreement, the Company agreed that: (i) it will not declare or pay dividends on the Common Stock unless Pioneer Canada is able to and simultaneously pays an equivalent dividend on the Exchangeable Shares; (ii) it will advise Pioneer Canada in advance of the declaration of any dividend on the Common Stock and ensure that the declaration date, record date and payment date for dividends on the Exchangeable Shares are the same as that for the Common Stock; (iii) it will take all actions and do all things necessary to ensure that Pioneer Canada is able to provide to the holders of the Exchangeable Shares the equivalent number of shares of Common Stock in the event of a liquidation, dissolution, or winding-up of Pioneer Canada, a redemption request by a holder of Exchangeable Shares, or a redemption of Exchangeable Shares of Pioneer Canada; and (iv) it will not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding-up of Pioneer Canada.

         The Support Agreement also provides that, without the prior approval of Pioneer Canada and the holders of the Exchangeable Shares, the Company will not distribute additional shares of Common Stock or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of Common Stock, nor change the Common Stock nor effect any tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting the Common Stock, unless the same or an equivalent distribution on or change to the Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously. The Company has agreed that so long as there remain outstanding any Exchangeable Shares not owned by the Company or any entity controlled by the Company, the Company will remain the beneficial owner, directly or indirectly, of all outstanding shares of Pioneer Canada other than the Exchangeable Shares.

         With certain limited exceptions, the Support Agreement may not be amended without the approval of the holders of the Exchangeable Shares.

         Under the Support Agreement, the Company has agreed not to exercise any voting rights attached to the Exchangeable Shares owned by it or any entity controlled by it on any matter considered at meetings of holders of Exchangeable Shares (including any approval sought from such holders in respect of matters arising under the Support Agreement).

    Voting and Exchange Trust Agreement

         Under the terms of the Voting and Exchange Trust Agreement, the Company will issue and grant to the Share Trustee the (i) rights of the holders of Exchangeable Shares to direct the voting of the

Voting Share in accordance with the Voting and Exchange Trust Agreement (the "Voting Rights"), and (ii) the Automatic Exchange Rights (as defined below) and the optional exchange right granted to the Share Trustee for the use and benefit of the holders of the Exchangeable Shares pursuant to the Voting and Exchange Trust Agreement to require the Company to purchase Exchangeable Shares from the holders thereof in exchange for shares of Common Stock upon the occurrence of a Pioneer Canada Insolvency Event (as defined herein). "Automatic Exchange Rights" means the rights granted to the Share Trustee for the benefit of the holders of the Exchangeable Shares pursuant to the Voting and Exchange Trust Agreement to automatically exchange the Exchangeable Shares for shares of Common Stock upon a Pioneer Liquidation Event (as defined herein).

         Voting Rights. Under the Voting and Exchange Trust Agreement, the Company will issue the Voting Share to the Share Trustee for the benefit of the holders (other than the Company and its subsidiaries) of the Exchangeable Shares. The Voting Share will have those voting rights with respect to the Company's Common Stock as previously discussed in "Description of Capital Stock--Special Preferred Voting Stock."

         Exchange Rights. Under the Voting and Exchange Trust Agreement, the Company will grant the Exchange Rights (as defined below) to the Trustee for the benefit of the holders of the Exchangeable Shares. "Exchange Rights" means the Automatic Exchange Rights and the optional exchange right granted to the Share Trustee for the use and benefit of the holders of the Exchangeable Shares pursuant to the Voting and Exchange Trust Agreement to require the Company to purchase Exchangeable Shares from the holders thereof in exchange for shares of Common Stock upon the occurrence of a Pioneer Canada Insolvency Event.

         Optional Exchange Right. Upon the occurrence and during the continuance of a Pioneer Canada Insolvency Event, a holder of Exchangeable Shares will be entitled to instruct the Share Trustee to exercise the optional Exchange Right with respect to any or all of the Exchangeable Shares held by such holder, thereby requiring the Company to purchase such Exchangeable Shares from the holder. Immediately upon the occurrence of a Pioneer Canada Insolvency Event or any event which may with the passage of time or the giving of notice become a Pioneer Canada Insolvency Event, Pioneer Canada and the Company will give written notice thereof to the Share Trustee. As soon as practicable thereafter, the Trustee will notify each holder of Exchangeable Shares of such event or potential event and will advise the holder of its rights with respect to the optional Exchange Right. "Pioneer Canada Insolvency Event" means any insolvency or bankruptcy proceeding instituted by or against Pioneer Canada, including any such proceeding under the Companies' Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada) and the admission in writing by Pioneer Canada of its inability to pay its debts generally as they become due and the inability of Pioneer Canada, as a result of solvency requirements of applicable law, to redeem any Exchangeable Shares tendered for redemption.

         The consideration for each Exchangeable Share to be acquired under the optional Exchange Right will be one share of Common Stock plus an additional amount equivalent to the full amount of all dividends declared and unpaid on the Exchangeable Share.

         If, as a result of liquidity or solvency provisions of applicable law, Pioneer Canada is unable to redeem all of the Exchangeable Shares tendered for redemption by a holder in accordance with the Exchangeable Share Provisions, the holder will be deemed to have exercised the optional Exchange Right with respect to the unredeemed Exchangeable Shares and the Company will be required to purchase such shares from the holder in the manner set forth above.

         Automatic Exchange Right. In the event of a Pioneer Liquidation Event, the Company will be required to acquire each outstanding Exchangeable Share by exchanging one share of Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares. "Pioneer Liquidation Event" means: (i) any determination by the Company's Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Company or to effect any other distribution of assets of the Company among its stockholders for the purpose of winding up its affairs; or (ii) immediately upon the earlier of (A) receipt by the Company of notice of, and (B) the Company becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of the Company or to effect any other distribution of assets of the Company among its stockholders for the purpose of winding- up its affairs.

   Delivery of Pioneer Common Stock

         The Company has agreed to ensure that all shares of Common Stock to be delivered by it under the Support Agreement or on the exercise of the Exchange Rights under the Voting and Exchange Trust Agreement are duly registered, qualified or approved under applicable Canadian and United States securities laws, if required so that such shares may be freely traded by the holder thereof (other than any restriction on transfer by reason of a holder being a "control person" of the Company for purposes of Canadian law or an "affiliate" of the Company for purposes of United States law). In addition, the Company will take all actions necessary to cause all such shares of Common Stock to be listed or quoted for trading on all stock exchanges or quotation systems on which outstanding shares of Common Stock are then listed or quoted for trading.

         Call Rights

         The following section describes (i) the right of the Company, in the event of a proposed liquidation, dissolution or winding-up of Pioneer Canada, to purchase all of the outstanding Exchangeable Shares from the holders thereof on the effective date of any such liquidation, dissolution or winding-up in exchange for shares of Common Stock pursuant to the Plan of Arrangement (the "Liquidation Call Right"), (ii) the right of the Company to purchase all of the outstanding Exchangeable Shares from the holders thereof on the Automatic Redemption Date in exchange for shares of Common Stock pursuant to the Plan of Arrangement, and (iii) the overriding right of the Company, in the event of a proposed redemption of Exchangeable Shares by a holder thereof, to purchase from such holder on the redemption date the Exchangeable Shares tendered for redemption in exchange for shares of Common Stock pursuant to the Exchangeable Share Provisions.

                 Optional Redemption By The Holders. Pursuant to the Exchangeable Share Provisions, a holder requesting Pioneer Canada to redeem the Exchangeable Shares will be deemed to offer such shares to the Company, and the Company will have an overriding redemption call right to acquire all but not less than all of the Exchangeable Shares that the holder has requested Pioneer Canada to redeem in exchange for one share of Common Stock for each Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends thereon.

                 At the time of a redemption request by a holder of Exchangeable Shares, Pioneer Canada will immediately notify the Company. The Company must then advise Pioneer Canada within two business days as to whether the Company will exercise its redemption call right. If the Company does not advise Pioneer Canada within such two business day period, Pioneer Canada will notify the holder as soon as possible thereafter that the Company will not exercise its redemption call right. A holder may revoke his or her redemption request, at any time prior to the close of business on the business day preceding the redemption date, in which case the holder's Exchangeable Shares will neither be purchased by the Company nor redeemed by Pioneer Canada. If the holder does not revoke his or her redemption request, on the redemption date the Exchangeable Shares that the holder has requested Pioneer Canada to redeem will be acquired by the Company (assuming the Company exercises its redemption call right) or redeemed by Pioneer Canada, as the case may be, in each case for one share of Common Stock for each Exchangeable Share plus an additional amount equal to the full amount of all declared and unpaid dividends on the Exchangeable Shares.

                 Liquidation Call Right. Pursuant to the Plan of Arrangement, the Company will be granted an overriding Liquidation Call Right, in the event of and notwithstanding a proposed Pioneer Canada Insolvency Event, to acquire all but not less than all of the Exchangeable Shares then outstanding in exchange for Common Stock and, upon the exercise by the Company of the Liquidation Call Right, the holders thereof will be obligated to transfer such shares to the Company. The acquisition by the Company of all of the outstanding Exchangeable Shares upon the exercise of the Liquidation Call Right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding-up of Pioneer Canada.

                 Optional Redemption By The Company. Pursuant to the Plan of Arrangement, the Company will be granted an overriding redemption call right, notwithstanding the proposed automatic redemption of the Exchangeable Shares by Pioneer Canada pursuant to the Exchangeable Share Provisions, to acquire on the Automatic Redemption Date all but not less than all of the Exchangeable Shares then outstanding in exchange for Common Stock plus an additional amount equal to the full amount of all declared and unpaid dividends on the Exchangeable Shares and, upon the exercise by the Company of the redemption call right, the holders thereof will be obligated to transfer such shares to the Company.

                 Effect of Call Right Exercise. If the Company exercises one or more of its call rights, it will directly issue shares of Common Stock to holders of Exchangeable Shares and will become the holder of such Exchangeable Shares. The Company will not be entitled to exercise any voting rights attached to the Exchangeable Shares it so acquires. If the Company declines to exercise its call rights when applicable, it will be required, pursuant to the Support Agreement, to issue shares of Common Stock to Pioneer Canada which will, in turn, transfer such stock to the holders of Exchangeable Shares in consideration for the return and cancellation of such Exchangeable Shares.

                        DESCRIPTION OF DEPOSITARY SHARES

         The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below), Depositary Shares (as defined below) and Depositary Receipts (as defined below) does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts to each series of Preferred Stock that will be filed with the SEC in connection with the offering of the series of Preferred Stock.

GENERAL

         The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than shares of Preferred Stock. In the event such option is exercised, the Company will provide for the issuance by a depositary to the public of receipts for depositary shares ("Depositary Shares"), each of which will represent fractional interests of a particular series of Preferred Stock (which will be set forth in the Prospectus Supplement to a particular series of Preferred Stock).

         The shares of any series of Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The Prospectus Supplement to a series of Depositary Shares will set forth the name and address of the depositary with respect to the Depositary Shares. Subject to the terms of the Deposit Agreement, each owner of Depositary Shares will be entitled, in proportion to the applicable fractional interests in shares of Preferred Stock underlying the Depositary Shares, to all the rights and preferences of the Preferred Stock underlying the Depositary Shares (including dividend, voting, redemption, conversion, and liquidation rights).

         The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of Preferred Stock in accordance with the terms of the offering described in the related Prospectus Supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute all cash dividends or other cash distributions received with respect to Preferred Stock to the record holders of Depositary Shares to the Preferred Stock in proportion to the numbers of the Depositary Shares owned by the holders on the relevant record date. The depositary shall distribute only the amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of Depositary Shares.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with the approval of the Company, sell the property and distribute the net proceeds from the sale to the holders.

         The Deposit Agreement will also contain provisions to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to the holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

         If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of the Preferred Stock held by the depositary. The depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date the number of Depositary Shares to shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

         After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the money, securities, or other property payable upon the redemption and any money, securities, or other property to which the holders of the Depositary Shares were entitled upon the redemption upon surrender to the depositary of the Depositary Receipts evidencing the Depositary Shares.

VOTING THE PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the Depositary Shares to the Preferred Stock. Each record holder of the Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying the holder's Depositary Shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying the Depositary Shares in accordance with the instructions, and the Company will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so.

AMENDMENT AND TERMINATION OF DEPOSITARY AGREEMENT

         The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Company or the depositary only if
(a) all outstanding Depositary Shares thereto have been redeemed or, (b) there has been a final distribution with respect to the Preferred Stock of the relevant series in connection with any liquidation, dissolution, or winding up of the Company and the distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

         The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and the other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

MISCELLANEOUS

         The depositary will forward to the holders of Depositary Shares all reports and communications from the Company that are delivered to the depositary and that the Company is required to furnish to the holders of the Preferred Stock.

         Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding with respect to any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares, or other persons believed to be competent and on documents believed to be genuine.


                            DESCRIPTION OF WARRANTS

         The Company may issue Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Warrants may be issued independently or together with Debt Securities, Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Warrant Agreement that will be filed with the SEC in connection with the offering of the Warrants.

DEBT WARRANTS

         The Prospectus Supplement to a particular issue of Debt Warrants will describe the terms of the Debt Warrants, including the following: (a) the title of the Debt Warrants; (b) the offering price for the Debt Warrants, if any; (c) the aggregate number of the Debt Warrants; (d) the designation and terms of the Debt Securities purchasable upon exercise of the Debt Warrants; (e) if applicable, the designation and terms of the Debt Securities with which the Debt Warrants are issued and the number of the Debt Warrants issued with each Debt Security; (f) if applicable, the date from and after which the Debt Warrants and any Debt Securities issued therewith will be separately transferable; (g) the principal amount of Debt Securities purchasable upon exercise of a Debt Warrant and the price at which the principal amount of Debt Securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise the Debt Warrants shall commence and the date on which the right shall expire; (i) if applicable, the minimum or maximum amount of the Debt Warrants that may be exercised at any one time; (j) whether the Debt Warrants represented by the Debt Warrant certificates or Debt Securities that may be issued upon exercise of the Debt Warrants will be issued in registered or bearer form; (k) information with respect to book- entry procedures, if any; (l) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of the Debt Warrants, if any; (o) the redemption or call provisions, if any, applicable to the Debt Warrants; and (p) any additional terms of the Debt Warrants, including terms, procedures, and limitations to the exchange and exercise of the Debt Warrants.

STOCK WARRANTS

         The Prospectus Supplement to any particular issue of Preferred Stock Warrants or Common Stock Warrants will describe the terms of the Warrants, including the following: (a) the title of the Warrants; (b) the offering price for the Warrants, if any; (c) the aggregate number of the Warrants; (d) the designation and terms of the Common Stock or Preferred Stock purchasable upon exercise of the Warrants; (e) if applicable, the designation and terms of the Offered Securities with which the Warrants are issued and the number of the Warrants issued with each Offered Security; (f) if applicable, the date from and after which the Warrants and any Offered Securities issued therewith will be separately transferable; (g) the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which the shares may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise the Warrants shall commence and the date on which the right shall expire; (i) if applicable, the minimum or maximum amount of the Warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable; (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of the Warrants, if any; (m) the redemption or call provisions, if any, applicable to the Warrants; and (n) any additional terms of the Warrants, including terms, procedures and limitations to the exchange and exercise of the Warrants.


                              PLAN OF DISTRIBUTION

         The Company may sell the Offered Securities within or outside the United States through underwriters, brokers or dealers, directly to one or more purchasers, or through agents. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to the Company from the sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Offered Securities may be listed.

         If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement to the offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement thereto, the obligations of the underwriters or agents to purchase the Offered Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         The Company may also sell the Offered Securities pursuant to one or more standby agreements with one or more underwriters in connection with the call for redemption of a specified class or series of any securities of the Company or any subsidiary of the Company. In such a standby agreement, the underwriter or underwriters would agree either (a) to purchase from the Company up to the number of shares of Common Stock that would be issuable upon conversion of all the shares of the class or series of securities of the Company or its subsidiary at an agreed price per share of Common Stock, or (b) to purchase from the Company up to a specified dollar amount of Offered Securities at an agreed price per Offered Security which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of the Common Stock or any other security of the Company then outstanding. The underwriter or underwriters would also agree, if applicable, to convert into Common Stock or other security of the Company any securities of the class or series held or purchased by the underwriter or underwriters. The underwriter or underwriters may assist in the solicitation of conversions by holders of the class or series of securities.

         If dealers are used in the sale of Offered Securities with respect to which this Prospectus is delivered, the Company will sell the Offered Securities to the dealers as principals. The dealers may then resell the Offered Securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement thereto.

         Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Offered Securities with respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to the agent will be set forth, in the Prospectus Supplement thereto. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

         In connection with the sale of the Offered Securities, underwriters or agents may receive compensation from the Company or from purchasers of Offered Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters, agents, and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Offered Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of the contracts.

         Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents, dealers or underwriters may be required to make with respect thereto. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

         The Offered Securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the Offered Securities.


                                 LEGAL OPINIONS

         Certain legal matters in connection with the Offered Securities will be passed upon for the Company by Vinson & Elkins L.L.P., Dallas, Texas, and for any underwriters or agents by a firm named in the Prospectus Supplement to a particular issue of Offered Securities. Michael D. Wortley, a partner of Vinson & Elkins L.L.P., is also a director of the Company and beneficially owns 6,623 shares of Common Stock of the Company.


                                    EXPERTS

         The Consolidated Financial Statements of the Company (successor to Parker & Parsley and subsidiaries) have been incorporated by reference in this Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of in 1995 and a change in the method of accounting for income taxes in 1993.

         The Consolidated Financial Statements of Mesa incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         The Financial Statements of Greenhill Petroleum Corporation incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The Consolidated Financial Statements of Chauvco Resources Ltd. incorporated by reference in this Registration Statement have been audited by Price Waterhouse, chartered accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         The estimates of the proved reserves of the Company (successor to Parker & Parsley and subsidiaries) as of December 31, 1996, incorporated by reference in this Registration Statement, are based upon a reserve report prepared by the Company and audited by Netherland, Sewell & Associates, Inc., independent petroleum consultants, and are incorporated by reference herein upon the authority of such firm as experts with respect to such matters covered by such report.

         The estimates of Mesa's proved reserves as of December 31, 1996, incorporated by reference in this Registration Statement with respect to its Hugoton and West Panhandle field properties are based upon a reserve report prepared by Williamson Petroleum Consultants, Inc., independent petroleum consultants, and are incorporated by reference herein upon the authority of such firm as experts with respect to such matters covered by such report. The estimates of Greenhill Petroleum Corporation's proved reserves as of December 31, 1996, incorporated by reference in this Registration Statement pursuant to items 9 and 14 under the section entitled "Incorporation of Certain Documents By Reference" in this Registration Statement, are based upon a reserve report prepared by Miller and Lents, Ltd., independent petroleum consultants, and are incorporated by reference herein upon the authority of such firm as experts with respect to such matters covered by such report.

         The estimates of Chauvco Resources Ltd. proved reserves as of December 31, 1996, incorporated by reference in this Registration Statement, are based upon reserve reports prepared by Gilbert Lausten Jung Associates, Ltd. and Martin Petroleum and Associates, independent petroleum consultants, and are incorporated by reference herein upon the authority of such firm as experts with respect to such matters covered by such report.

================================================================================

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN A PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                               ---------------


                               TABLE OF CONTENTS

                                                     PAGE
                                                     ----
Available Information . . . . . . . . . . . . . . .   2
Incorporation of Certain Documents
      by Reference  . . . . . . . . . . . . . . . .   2
The Company . . . . . . . . . . . . . . . . . . . .   3
Use of Proceeds . . . . . . . . . . . . . . . . . .   3
Ratios of Earnings to Fixed Earnings Charges
      and Earnings to Fixed Charges and Preferred
      Stock Dividends . . . . . . . . . . . . . . .   3
Description of Debt Securities  . . . . . . . . . .   4
Description of Capital Stock  . . . . . . . . . . .  14
Description of Depositary Shares  . . . . . . . . .  20
Description of Warrants . . . . . . . . . . . . . .  21
Plan of Distribution  . . . . . . . . . . . . . . .  22
Legal Opinions  . . . . . . . . . . . . . . . . . .  23
Experts . . . . . . . . . . . . . . . . . . . . . .  23


                               ---------------

================================================================================

================================================================================


                                      LOGO


                                PIONEER NATURAL
                                   RESOURCES
                                    COMPANY

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS





                               ---------------
                                  PROSPECTUS
                               ---------------




                               December   , 199
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth those expenses to be incurred by the registrant, Pioneer Natural Resources Company (the "Company"), in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission registration fee, all amounts shown are estimates.

         Securities and Exchange Commission
         registration fee  . . . . . . . . . . . . .    $ 261,485
         Accounting fees and expenses  . . . . . . .        5,000
         Legal fees and expenses . . . . . . . . . .       15,000
         Transfer agent's fees and expenses  . . . .       10,000
         Blue Sky fees and expenses, including
         counsel fees  . . . . . . . . . . . . . . .        1,000
         Fees of rating agencies . . . . . . . . . .            0
         Listing fees  . . . . . . . . . . . . . . .       24,500
         Printing and engraving expenses . . . . . .      100,000
         Miscellaneous . . . . . . . . . . . . . . .       10,000
                                                       ----------
         Total . . . . . . . . . . . . . . . . . . .   $  426,985
                                                       ==========

ITEM 15 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Twelfth of the Amended and Restated Certificate of Incorporation of the registrant provides that the registrant must indemnify its officers and directors to the extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the registrant unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Twelfth of the Amended and Restated Certificate of Incorporation provides that, in the event that an officer or director files suit against the registrant seeking indemnification of liabilities or expenses incurred, the burden will be on the registrant to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

         The registrant has entered into Indemnification Agreements with each of its directors and officers. These agreements provide that the registrant must indemnify an officer or director for liabilities incurred to the fullest extent permitted by the Delaware General Corporation Law. The registrant must, within ten days of a request, indemnify an officer or director for expenses incurred in the defense of a claim or other proceeding. The obligation of the registrant to provide the indemnification does not apply if, before the date on which the registrant must provide the indemnification, the registrant's Board of Directors, or a representative chosen by the Board of Directors, concludes that indemnification would be improper under the Delaware General Corporation Law.

         The preceding discussion of the registrant's Amended and Restated Certificate of Incorporation, Section 145 of the Delaware General Corporation Law, and the Indemnification Agreements is not intended to be exhaustive and is qualified in its entirety by the Amended and Restated Certificate of Incorporation, Section 145 of the Delaware General Corporation Law, and the Indemnification Agreements.

ITEM 16 -- EXHIBITS

         There are filed with the Registration Statement the following exhibits:

        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
          1.1*      --  Underwriting Agreement.

          2.1       --  Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1997, by and among
                        Mesa, Mesa Operating Co. ("MOC"), MXP Reincorporation Corp. and Parker & Parsley
                        (incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form
                        S-4, dated June 27, 1997, Registration No. 333-26951).

        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
          2.2**     --  Combination Agreement, dated as of September 3, 1997, between the Company and Chauvco.

          2.3       --  Plan of Arrangement under Section 186 of the Business Corporations Act (Alberta)
                        (incorporated by reference to Annex E to the Definitive Joint Management Information
                        Circular and Proxy Statement of the Company and Chauvco Resources Ltd., File No. 001-13245,
                        filed with the SEC on November 17, 1997).

          2.4       --  Form of Support Agreement between the Company and Pioneer Canada (incorporated by reference to
                        Annex H to the Definitive Joint Management Information Circular and Proxy Statement of the
                        Company and Chauvco Resources Ltd., File No. 001-13245, filed with the SEC on November 17,
                        1997).

          2.5       --  Form of Voting and Exchange Trust Agreement among the Company, Pioneer Canada and Montreal
                        Trust Company of Canada, as Trustee (incorporated by reference to Pioneer's Current Report on Form 8-K, File No. 001-13245, filed with the SEC on October 2, 1997).

          2.6**     --  Amended and Restated Shareholders Agreement, dated as of September 3, 1997, by and among the Company and Guy J. Turcotte.

          2.7       --  Shareholders Agreement, dated as of September 3, 1997, by and among the Company, Chauvco, DNR-
                        MESA Holdings, L.P. ("DNR"), Scott D. Sheffield and I. Jon Brumley (incorporated by reference to Exhibit 2.3 to the Company's Current Report on Form 8-K, File No. 001-13245, filed with the SEC on October 2, 1997).

          2.8       --  Shareholders Agreement, dated as of September 3, 1997, by and among the Company, Trimac
                        Corporation and Gendis Inc. (incorporated by reference to Exhibit 2.4 to the Company's Current
                        Report on Form 8-K, File No. 001-13245, filed with the SEC on October 2, 1997).

          3.1       --  Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to
                        Exhibit 3.1 to the Company's Registration Statement on Form S-4, Registration No. 333-26951).

          3.2       --  Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's
                        Registration Statement on Form S-4, Registration No. 333-26951).

          3.3**     --  Certificate of Designations of Special Preferred Voting Stock.

          3.4       --  Terms and Conditions of Exchangeable Shares (incorporated by reference to Annex F to the
                        Definitive Joint Management Information Circular and Proxy Statement of the Company and
                        Chauvco Resources Ltd., File No. 001-13245, filed with the SEC on November 17, 1997).

          4.1       --  Form of Certificate of Common Stock, par value $.01 per  share, of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4, Registration
                        No. 333-26951).

          4.2**     --  Form of Indenture between the Company and one or more commercial banks to be named, as trustee.

          4.3*      --  Form of Senior Debt Security.

          4.4*      --  Form of Subordinated Debt Security.

          4.5*      --  Form of Deposit Agreement.

          4.6*      --  Form of Depositary Receipt.

          4.7*      --  Form of Warrant Agreement.

          4.8*      --  Form of Warrant Certificate.

          5.1**     --  Form of opinion of Vinson & Elkins L.L.P. as to the legality of the securities to be registered.


        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
          9.1       --  Shareholder Agreement, dated as of April 6, 1997, between Mesa, Boone Pickens and Parker &
                        Parsley (incorporated by reference to Exhibit 2.4 of Mesa's Form 8-K filed April 8, 1997).

          9.2       --  Shareholders Agreement, dated as of April 6, 1997, between DNR and Mesa (incorporated by reference to Exhibit 2.2 of Mesa's Form 8-K filed April 8, 1997).

         10.1       --  Indenture, dated July 2, 1996, among Pioneer Natural Resources USA, Inc. ("Pioneer USA")
                        (formerly MOC), as Issuer, the Company (Mesa's successor), as Guarantor, and Harris Trust and
                        Savings Bank, as Trustee, relating to the 11 5/8% Senior Subordinated Discount Notes Due
                        2006 (incorporated by reference to Exhibit 4.17 of Mesa's Form 10-Q dated August 13, 1996).

         10.2       --  First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the subsidiary guarantors named therein, the Company, and Harris Trust and
                        Savings Bank, as Trustee, with respect to the indenture identified above as Exhibit 10.1
                        (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q
                        for the period ended September 30, 1997, File No. 001-13245).

         10.3       --  Second Supplemental Indenture, dated as of August 7, 1997, among Pioneer USA (formerly
                        MOC), as Issuer, Mesa, the subsidiary guarantors named therein, the Company, and Harris Trust and Savings Bank, as Trustee, with respect to the indenture identified above as Exhibit
                        10.1 (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form
                        10-Q for the period ended September 30, 1997, File No. 001-13245).

         10.4       --  Indenture, dated July 2, 1996, among Pioneer USA (formerly MOC), as Issuer, the Company (Mesa's successor), as Guarantor, and Harris Trust and Savings Bank, as Trustee, relating to 10
                        5/8% Senior Subordinated Notes Due 2006 (incorporated by reference to Exhibit 4.18 of
                        Mesa's Form 10-Q, dated August 13, 1996).

         10.5       --  First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the subsidiary guarantors named therein, the Company, and Harris Trust and
                        Savings Bank, as Trustee, with respect to the indenture identified above as Exhibit 10.4
                        (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q
                        for the period ended September 30, 1997, File No. 001-13245).

         10.6       --  Second Supplemental Indenture, dated as of August 7, 1997, among Pioneer USA (formerly
                        MOC), as Issuer, Mesa, the subsidiary guarantors named therein, the Company, and Harris Trust and Savings Bank, as Trustee, with respect to the indenture identified above as Exhibit
                        10.4 (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form
                        10-Q for the period ended September 30, 1997, File No. 001-13245).

         10.7       --  Indentures relating to $50,000,000 principal amount of 8 1/2% Convertible Subordinated
                        Debentures due 2005 of Dorchester Master Limited Partnership ($3,762,000 principal amount of which were outstanding and held by non affiliates at December 31, 1996) and $100,000,000 principal amount of 9 1/2% Senior Notes due 2000 of Bridge Oil (U.S.A.) Inc. ($2,063,000
                        principal amount of which were outstanding at December 31, 1996) have been omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.  The Company hereby agrees to furnish a copy of the indentures to the Securities and Exchange Commission upon request (incorporated by reference to Parker & Parsley's Form 10-K, dated December 31, 1996).

         10.8       --  Indenture, dated April 12, 1995, between Pioneer USA (successor to Parker & Parsley), and
                        The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to
                        Exhibit 4.1 to Parker & Parsley's Current Report on Form 8-K, dated April 12, 1995, File
                        No. 1-10695).

        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
         10.9       --  First Supplemental Indenture, dated as of August 7, 1997, among Parker & Parsley, The Chase
                        Manhattan Bank, as Trustee, and Pioneer USA, with respect to the indenture identified above as Exhibit 10.8 (incorporated by reference to Exhibit 10.5 to the Company's Quarterly
                        Report on Form 10-Q for the period ended September 30, 1997, File No. 001-13245).

        10.10       --  Form of 8 7/8% Senior Notes Due 2005, dated as of April 12, 1995, in the aggregate principal amount of $150,000,000, together with Officers' Certificate dated April 12, 1995, establishing the terms of the 8 7/8% Senior Notes Due 2005 pursuant to the indenture identified above as Exhibit 10.8 (incorporated by reference to Exhibit 4.2 to Parker &
                        Parsley's Quarterly Report on Form 10-Q for the period ended June 30, 1995, File
                        No. 1-10695).

        10.11       --  Form of 8 1/4% Senior Notes due 2007, dated as of August 22, 1995, in the aggregate principal amount of $150,000,000, together with Officers' Certificate, dated August 22,
                        1995, establishing the terms of the 8 1/4% Senior Notes due 2007 pursuant to the indenture identified above as Exhibit 10.8 (incorporated by reference to Exhibit 1.2 to Parker &
                        Parsley's Current Report on Form 8-K, dated August 17, 1995, File No. 1-10695).

        10.12       --  Agreement of Sale between Pioneer Corporation and Cabot Corporation, dated August 29, 1984
                        (incorporated by reference to Exhibit 10.5 to Pioneer Corporation's Form 10-K, dated
                        December 31, 1985).

        10.13       --  Settlement Agreement, dated March 15, 1989, by and among Mesa Operating Limited Partnership and Mesa Limited Partnership, et al., Energas Company and the City of Amarillo
                        (incorporated by reference to Exhibit 10(k) to Mesa Limited Partnership's Form 10-K, dated
                        December 31, 1990).

        10.14       --  Gas Purchase Agreement, dated December 1, 1989, between Williams Natural Gas Company and
                        Mesa Operating Limited Partnership acting on behalf of itself and as agent for Mesa
                        Midcontinent Limited Partnership (incorporated by reference to Exhibit 10.1 to Registration
                        Statement of Mesa Limited Partnership on Form S-3, Registration No. 33-32978).

        10.15       --  "B" Contract Production Allocation Agreement, dated July 29, 1991, and effective as of
                        January 1, 1991, between Colorado Interstate Gas Company and Mesa Operating Limited
                        Partnership (incorporated by reference to Exhibit 10(r) to Mesa's Form 10-K, dated
                        December 31, 1991).

        10.16       --  Amendment to "B" Contract Production Allocation Agreement effective as of January 1, 1993, between Colorado Interstate Gas Company and Mesa Operating Limited Partnership
                        (incorporated by reference to Exhibit 10.24 to Mesa's Registration Statement on Form S-1,
                        Registration No. 033-51909).

        10.17       --  Amended Peak Day Gas Purchase Agreement, dated effective June 19, 1991, between Colorado
                        Interstate Gas Company and Mesa Operating Limited Partnership (incorporated by reference to
                        Exhibit 10(t) to Mesa's Form 10-K, dated December 31, 1991).

        10.18       --  Omnibus Amendment to Collateral Instruments to Supplemental Stipulation and Agreement,
                        dated June 19, 1991, between Colorado Interstate Gas Company and Mesa Operating Limited
                        Partnership (incorporated by reference to Exhibit 10(u) to Mesa's Form 10-K, dated
                        December 31, 1991).

        10.19       --  Amarillo Supply Agreement between Mesa Operating Limited Partnership, Seller, and Energas
                        Company, a division of Atmos Energy Corporation, Buyer, dated effective January 2, 1993
                        (incorporated by reference to Exhibit 10.14 to Mesa's Form 10-K dated, December 31, 1995).

        10.20       --  Gas Supply Agreement, dated May 11, 1994, between MOC, as successor to Mesa Operating
                        Limited Partnership, acting on behalf of itself and as agent for Hugoton Capital Limited
                        Partnership, and Williams Gas Marketing Company, and Gas Supply Guarantee, dated May 11,
                        1994 (incorporated by reference to Exhibit 10.16 to Mesa's Form 10-K, dated December 31,
                        1995).


        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
        10.21       --  Gas Transportation Agreement, dated June 14, 1994, between Western Resources, Inc. and MOC, acting on behalf of itself and as agent for Hugoton Capital Limited Partnership
                        (incorporated by reference to Exhibit 10.24 to Mesa's Form 10-K, dated December 31, 1994).

        10.22       --  1991 Stock Option Plan of Mesa (incorporated by reference to Exhibit 10(v) to Mesa's Form
                        10-K, dated December 31, 1991).

        10.23       --  Interruptible Gas Transportation and Sales Agreement, dated January 1, 1991, between Mesa
                        Operating Limited Partnership and Energas Company and Amendment, dated January 1, 1995
                        (incorporated by reference to Exhibit 10.22 to Mesa's Form 10-K, dated December 31, 1995).

        10.24       --  "B" Contract Operating Agreement, dated January 1, 1988, between Mesa Operating Limited
                        Partnership and Colorado Interstate Gas Company (incorporated by reference to Exhibit 10.23 to Mesa's Form 10-K, dated December 31, 1995).

        10.25       --  Gathering Agreement, dated May 29, 1987, between Mesa Operating Limited Partnership and
                        Colorado Interstate Gas Company (incorporated by reference to Exhibit 10.15 to the
                        Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997, File No.
                        001-13245).

        10.26       --  Amendment to Gathering Agreement, dated July 15, 1990, between Colorado Interstate Gas
                        Company and Mesa Operating Limited Partnership (incorporated by reference to Exhibit 10.24 to Mesa's Form 10-K, dated December 31, 1995).

        10.27       --  Amendment to 1990 Gathering Agreement Amendment, dated September 1, 1997, between Colorado
                        Interstate Gas Company and Pioneer USA (incorporated by reference to Exhibit 10.6 to the
                        Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997,
                        File No. 001-13245).

        10.28       --  Gas Purchase Agreement, dated January 1, 1996, between MOC, as Seller, and KN Marketing
                        L.P., as Buyer, and Amendment, dated August 1, 1995 (incorporated by reference to
                        Exhibit 10.25 to Mesa's Form 10-K, dated December 31, 1995).

        10.29       --  Employment Agreement, dated as of August 21, 1996, between Mesa and I. Jon Brumley
                        (incorporated by reference to Exhibit 10.26 of Mesa's Form 10-K, dated December 31, 1996).

        10.30       --  Stock Purchase Agreement, dated April 26, 1996, between Mesa and DNR (incorporated by reference to Exhibit No. 10 to Mesa's Form 8-K filed on April 29, 1996).

        10.31       --  1996 Incentive Plan of Mesa (incorporated by reference to Exhibit 10.28 to the Company's
                        Registration Statement on Form S-4, dated June 27, 1997, Registration No. 333-26951).

        10.32       --  Mesa Management Severance Plan, dated April 4, 1997, including a Schedule of Participants on Schedule A for the purpose of defining the payment of certain benefits upon the termination of the officer's employment under certain circumstances (incorporated by reference to Exhibit 10.29 to the Company's Registration Statement on Form S-4, dated
                        June 27, 1997, Registration No. 333-26951).

        10.33       --  Parker & Parsley Petroleum Company Long-Term Incentive Plan, dated February 19, 1991,
                        (incorporated by reference to Exhibit 4.1 to Parker & Parsley's Registration Statement on
                        Form S-8, Registration No. 33-38971).

        10.34       --  First Amendment to the Parker & Parsley Petroleum Company Long-Term Incentive Plan, dated
                        August 23, 1991 (incorporated by reference to Exhibit 10.2 to Parker & Parsley's
                        Registration Statement on Form S-1, dated February 28, 1992, Registration No. 33-46082).

        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
        10.35       --  Agreement of Partnership of P&P Employees 89-B Conv., L.P. (formerly P&P Employees 89-B
                        GP), dated October 31, 1989, among Parker & Parsley, Ltd. and the Investor Partners (as defined therein, which includes individuals who are directors and executive officers of
                        Parker & Parsley), together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document (incorporated by reference to Exhibit 10.50 to Parker & Parsley's Registration
                        Statement on Form S-4, dated December 31, 1990, Registration No. 33-38436).

        10.36       --  Amendment to Agreement of Partnership of P&P Employees 89-B GP, dated May 31, 1990, among
                        Parker & Parsley, Ltd. and the Investor Partners (as defined therein, which includes individuals who are directors and executives officers of Parker & Parsley), together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ form the foregoing document (incorporated by reference to Exhibit 10.51 to Parker & Parsley's Registration Statement on Form S-4, dated
                        December 31, 1990, Registration No. 33-38436).

        10.37       --  Schedule identifying additional documents substantially identical to the Amendment to
                        Agreement of Partnership of P&P Employees 89-B GP included as Exhibit 10.5 and setting forth the material details in which those documents differ from that document (incorporated by reference to Exhibit 10.52 to Parker & Parsley's Registration Statement on Form S-1,
                        dated February 28, 1992, Registration No. 33-46082).

        10.38       --  Agreement of Partnership of P&P Employees 90 Spraberry Private Development GP, dated
                        October 16, 1990, among Parker & Parsley, Ltd., James D. Moring, and the General Partners
                        (as defined therein, which includes individuals who are directors and executive officers of
                        Parker & Parsley), and form of Amendment to Agreement of Partnership of P&P Employees 90
                        Spraberry Private Development GP, together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document (incorporated by reference to Exhibit 10.52 to Parker &
                        Parsley's Registration Statement on Form S-4, dated December 31, 1990, Registration No. 33-
                        38436).

        10.39       --  Amendment to Agreement of Partnership of Parker & Parsley 90-A GP, dated February 19, 1991, among Parker & Parsley Development Company and the Investor Partners (as defined therein, which includes individuals who are directors and executive officers of Parker & Parsley), together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document
                        (incorporated by reference to Exhibit 10.58 to Parker & Parsley's Registration Statement on
                        Form S-1, dated February 28, 1992, Registration No. 33-46082).

        10.40       --  Agreement of Partnership of P&P Employees 91-A, GP, dated September 30, 1991, among Parker
                        & Parsley Development Company, James D. Moring, and the General Partners (as defined therein, which includes individuals who are directors and executive officers of Parker &
                        Parsley), together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document (incorporated by reference to Exhibit 10.61 to Parker & Parsley's Registration
                        Statement on Form S-1, dated February 28, 1992, Registration No. 33-46082).

        10.41       --  Development Drilling Program Agreement of Parker & Parsley 91-A Development Drilling
                        Program, dated September 30, 1991, among Parker & Parsley Development Company, the P&P
                        Employee Participants (as defined therein, which includes individuals who are directors and executive officers of Parker & Parsley), P&P Employees 91-A, GP, and Parker & Parsley 91-A,
                        L.P., together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document
                        (incorporated by reference to Exhibit 10.63 to Parker & Parsley's Registration Statement on
                        Form S-1, dated February 28, 1992, Registration No. 33-46082).

        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
        10.42       --  Development Drilling Program Agreement, dated August 1, 1989, among Parker & Parsley, Ltd.,
                        Parker & Parsley Development Partners L.P., certain key employees of Parker & Parsley, Ltd.
                        (which includes individuals who are directors and executive officers of Parker & Parsley), and related persons, P&P Employees 89-A GP, and Parker & Parsley 89-A, GP, and Parker &
                        Parsley 89-A, L.P., together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document (incorporated by reference to Exhibit 10.56 to Parker & Parsley's Registration
                        Statement on Form S-4, dated December 31, 1990, Registration No. 33-38436).

        10.43       --  Amendment to Development Drilling Program Agreement, dated February 19, 1991, amending the
                        Development Drilling Program Agreement included in Exhibit 10.11, together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document (incorporated by reference to
                        Exhibit 10.66 to Parker & Parsley's Registration Statement on Form S-1, dated February 28,
                        1992, Registration No. 33-46082).

        10.44       --  Amendment to Agreement of Partnership of P&P Employees 90 Spraberry Private Development GP,
                        dated April 22, 1991, among the Partners (as defined therein, which includes individuals who are directors and executive officers of Parker & Parsley) (incorporated by reference to
                        Exhibit 10.67 to Parker & Parsley's Registration Statement on Form S-1, dated February 28,
                        1992, Registration No. 33-46082).

        10.45       --  Agreement of Limited Partnership of Parker & Parsley 1992 Direct Investment Program, Ltd.,
                        dated as of July 24, 1992, among Parker & Parsley Development Company, as managing general partner, and certain key employees of Parker & Parsley (including individuals who are directors and executive officers of Parker & Parsley), as non-managing general partners and limited partners (incorporated by reference to Exhibit 10.57 to Parker Parsley's Annual
                        Report on Form 10-K for the year ended December 31, 1993, Commission File No. 1-10695).

        10.46       --  Agreement of Limited Partnership of Parker & Parsley 1993 Direct Investment Program, Ltd.,
                        dated as of January 1, 1993, among Parker & Parsley Development Company, as managing general partner, and certain key employees of Parker & Parsley (including individuals who are directors and executive officers of Parker & Parsley), as non-managing general partners and limited partners (incorporated by reference to Exhibit 10.49 to Parker & Parsley's
                        Annual Report on Form 10-K for the year ended December 31, 1993, Commission File No. 1-
                        10695).

        10.47       --  Agreement of Limited Partnership of Parker & Parsley 1994 Direct Investment Program, Ltd.,
                        dated as of January 1, 1994, among Parker & Parsley Development Company, as managing general partner, and certain key employees of Parker & Parsley (including individuals who are directors and executive officers of Parker & Parsley), as non-managing general partners and limited partners (incorporated by reference to Exhibit 10.20 to Parker & Parsley's
                        Annual Report on Form 10-K for the year ended December 31, 1994, Commission File
                        No. 1-10695).

        10.48**     --  Stock Acquisition Loan Agreements entered into as of June 15, 1995, between Parker &
                        Parsley and Scott D. Sheffield, together with Schedule I identifying named executive officers with substantially identical agreements providing for Parker & Parsley's loans to such officers.

        10.49       --  Omnibus Amendment to Nonstatutory Stock Option Agreements, included as part of the
                        Long-Term Incentive Plan, dated as of November 16, 1995, between Parker & Parsley and Named
                        Executive Officers identified on Schedule 1 setting forth additional details relating to the Long-Term Incentive Plan (incorporated by reference to Parker & Parsley's Annual Report on Form 10-K for the year ended December 31, 1995, Commission File No. 1-10695).

        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
        10.50       --  Severance Agreement, dated as of August 8, 1997, between the Company and Scott D. Sheffield, together with a schedule identifying substantially identical agreements between the Company and each of the other named executive officers identified on Schedule I for the purpose of defining the payment of certain benefits upon the termination of the officer's employment under certain circumstances (incorporated by reference to Exhibit 10.7 to the Company's
                        Quarterly Report on Form 10-Q for the period ended September 30, 1997, File No. 001-13245).

        10.51       --  Indemnification Agreement, dated as of August 8, 1997, between the Company and Scott D.
                        Sheffield, together with a schedule identifying substantially identical agreements between the Company and each of the Company's other directors and named executive officers identified on
                        Schedule I (incorporated by reference to Exhibit 10.8 to the Company's Quarterly Report on
                        Form 10-Q for the period ended September 30, 1997, File No. 001-13245).

        10.52       --  Pioneer Natural Resources Company Long-Term Incentive Plan (incorporated by reference to
                        Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 333-35087).

        10.53       --  Pioneer Natural Resources Company Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 333-
                        35165).

        10.54       --  Pioneer Natural Resources Company Deferred Compensation Retirement Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration
                        No. 333- 39153).

        10.55       --  Pioneer Natural Resources USA, Inc. 401(k) Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 333-39249).

        10.56       --  Credit Facility Agreement (Primary Facility), dated as of August 7, 1997, between Pioneer
                        USA, as Borrower, and NationsBank of Texas, N.A., as Administrative Agent, CIBC Inc., as
                        Documentation Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and
                        The Chase Manhattan Bank, as Syndication Agent; Bank of America Natural Trust and Savings
                        Association, The Bank of New York, The Bank of Nova Scotia, Royal Bank of Canada, Union
                        Bank of California, N.A., The Fuji Bank, Limited-Houston Agency and Wells Fargo Bank, N.A.,
                        as Co-Agents; and certain other lenders (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K, dated August 7, 1997, File No. 333-26951).

        10.57       --  Credit Facility Agreement (364 Day Facility), dated as of August 7, 1997, between Pioneer
                        USA, as Borrower, and NationsBank of Texas, N.A., as Administrative Agent, CIBC Inc., as
                        Documentation Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and
                        The Chase Manhattan Bank, as Syndication Agent; Bank of America Natural Trust and Savings
                        Association, The Bank of New York, The Bank of Nova Scotia, Royal Bank of Canada, Union
                        Bank of California, N.A., The Fuji Bank, Limited-Houston Agency and Wells Fargo Bank, N.A.,
                        as Co-Agents; and certain other lenders (incorporated by reference to Exhibit 10.2 to the Company's Form 8-K, dated August 7, 1997, File No. 333-26951).

         12.1**     --  Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

         23.1**     --  Consent of KPMG Peat Marwick LLP.

         23.2**     --  Consent of Arthur Andersen LLP.

         23.3**     --  Consent of Price Waterhouse, chartered accountants.

         23.4**     --  Consent of Coopers & Lybrand L.L.P.

         23.5**     --  Consent of Netherland, Sewell & Associates, Inc.

         23.6**     --  Consent of Williamson Petroleum Consultants, Inc.

        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
         23.7**     --  Consent of Miller and Lents, Ltd.

         23.8**     --  Consent of Gilbert Lausten Jung Associates, Ltd.

         23.9**     --  Consent of Martin Petroleum and Associates.

        23.10*      --  Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this
                        Registration Statement).

        24.1**      --  Powers of Attorney of directors and officers of the Company (included on page II-11 to this
                        Registration Statement).

        25.1*       --  Form T-1 Statement for eligibility under the Trust Indenture Act of 1939 of trustee.


--------------------
*      To be filed.
**     Filed herewith.

ITEM 17 -- UNDERTAKINGS

       The undersigned registrant hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                        (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                        (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to the information in this Registration Statement;

                        Provided, however, that clauses (1) and (2) above do
                not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

                (b) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

       The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas, on December 12, 1997.

                       PIONEER NATURAL RESOURCES COMPANY


                       By:     /s/ Scott D. Sheffield
                           ----------------------------------------------------
                       Scott D. Sheffield, President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Scott D. Sheffield, Mark L. Withrow and M. Garrett Smith, or any of them, as his attorney-in- fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement (including any additional registration statement filed pursuant to Rule 462 of the Securities Act of 1933 with respect to this Registration Statement) as that attorney-in-fact may deem necessary or appropriate.

             Signature                                      Title                                 Date
             ---------                                      -----                                 ----
 /s/ I. Jon Brumley                  Chairman of the Board and Director                   December  12, 1997
 ----------------------
 I. Jon Brumley

 /s/ Scott D. Sheffield              Director, President and Chief Executive Officer      December  12, 1997
 ----------------------              (principal executive officer)
 Scott D. Sheffield

 /s/ M. Garrett Smith                Executive Vice President and Chief Financial         December  12, 1997
 ----------------------              Officer (principal financial and accounting
 M. Garrett Smith                    officer)


 /s/ R. Hartwell Gardner             Director                                             December  12, 1997
 ----------------------
 R. Hartwell Gardner


 /s/ Kenneth A. Hersh                Director                                             December  12, 1997
 ----------------------
 Kenneth A. Hersh
 /s/ James L. Houghton               Director                                             December  12, 1997
 ----------------------
 James L. Houghton

 /s/ Jerry P. Jones                  Director                                             December  12, 1997
 ----------------------
 Jerry P. Jones

 /s/ Charles E. Ramsey, Jr.          Director                                             December  12, 1997
 ----------------------
 Charles E. Ramsey, Jr.

 /s/ Philip B. Smith                 Director                                             December  12, 1997
 ----------------------
 Philip B. Smith

 /s/ Robert L. Stillwell             Director                                             December  12, 1997
 ----------------------
 Robert L. Stillwell
 /s/ Michael D. Wortley              Director                                             December  12, 1997
 ----------------------
 Michael D. Wortley

                                INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
          1.1*      --  Underwriting Agreement.

          2.1       --  Amended and Restated Agreement and Plan of Merger, dated as of April 6, 1997, by and among
                        Mesa, Mesa Operating Co. ("MOC"), MXP Reincorporation Corp. and Parker & Parsley
                        (incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form
                        S-4, dated June 27, 1997, Registration No. 333-26951).

          2.2**     --  Combination Agreement, dated as of September 3, 1997, between the Company and Chauvco.

          2.3       --  Plan of Arrangement under Section 186 of the Business Corporations Act (Alberta)
                        (incorporated by reference to Annex E to the Definitive Joint Management Information
                        Circular and Proxy Statement of the Company and Chauvco Resources Ltd., File No. 001-13245,
                        filed with the SEC on November 17, 1997).

          2.4       --  Form of Support Agreement between the Company and Pioneer Canada (incorporated by reference to
                        Annex H to the Definitive Joint Management Information Circular and Proxy Statement of the
                        Company and Chauvco Resources Ltd., File No. 001-13245, filed with the SEC on November 17,
                        1997).

          2.5       --  Form of Voting and Exchange Trust Agreement among the Company, Pioneer Canada and Montreal
                        Trust Company of Canada, as Trustee (incorporated by reference to Pioneer's Current Report on Form 8-K, File No. 001-13245, filed with the SEC on October 2, 1997).

          2.6**     --  Amended and Restated Shareholders Agreement, dated as of September 3, 1997, by and among the Company and Guy J. Turcotte.

          2.7       --  Shareholders Agreement, dated as of September 3, 1997, by and among the Company, Chauvco, DNR-
                        MESA Holdings, L.P. ("DNR"), Scott D. Sheffield and I. Jon Brumley (incorporated by reference to Exhibit 2.3 to the Company's Current Report on Form 8-K, File No. 001-13245, filed with the SEC on October 2, 1997).

          2.8       --  Shareholders Agreement, dated as of September 3, 1997, by and among the Company, Trimac
                        Corporation and Gendis Inc. (incorporated by reference to Exhibit 2.4 to the Company's Current
                        Report on Form 8-K, File No. 001-13245, filed with the SEC on October 2, 1997).

          3.1       --  Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to
                        Exhibit 3.1 to the Company's Registration Statement on Form S-4, Registration No. 333-26951).

          3.2       --  Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's
                        Registration Statement on Form S-4, Registration No. 333-26951).

          3.3**     --  Certificate of Designations of Special Preferred Voting Stock.

          3.4       --  Terms and Conditions of Exchangeable Shares (incorporated by reference to Annex F to the
                        Definitive Joint Management Information Circular and Proxy Statement of the Company and
                        Chauvco Resources Ltd., File No. 001-13245, filed with the SEC on November 17, 1997).

          4.1       --  Form of Certificate of Common Stock, par value $.01 per  share, of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4, Registration
                        No. 333-26951).

          4.2**     --  Form of Indenture between the Company and one or more commercial banks to be named, as trustee.

          4.3*      --  Form of Senior Debt Security.

          4.4*      --  Form of Subordinated Debt Security.

          4.5*      --  Form of Deposit Agreement.

          4.6*      --  Form of Depositary Receipt.

          4.7*      --  Form of Warrant Agreement.

          4.8*      --  Form of Warrant Certificate

          5.1**     --  Form of opinion of Vinson & Elkins L.L.P. as to the legality of the securities to be registered.


        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
          9.1       --  Shareholder Agreement, dated as of April 6, 1997, between Mesa, Boone Pickens and Parker &
                        Parsley (incorporated by reference to Exhibit 2.4 of Mesa's Form 8-K filed April 8, 1997).

          9.2       --  Shareholders Agreement, dated as of April 6, 1997, between DNR and Mesa (incorporated by reference to Exhibit 2.2 of Mesa's Form 8-K filed April 8, 1997).

         10.1       --  Indenture, dated July 2, 1996, among Pioneer Natural Resources USA, Inc. ("Pioneer USA")
                        (formerly MOC), as Issuer, the Company (Mesa's successor), as Guarantor, and Harris Trust and
                        Savings Bank, as Trustee, relating to the 11 5/8% Senior Subordinated Discount Notes Due
                        2006 (incorporated by reference to Exhibit 4.17 of Mesa's Form 10-Q dated August 13, 1996).

         10.2       --  First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the subsidiary guarantors named therein, the Company, and Harris Trust and
                        Savings Bank, as Trustee, with respect to the indenture identified above as Exhibit 10.1
                        (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q
                        for the period ended September 30, 1997, File No. 001-13245).

         10.3       --  Second Supplemental Indenture, dated as of August 7, 1997, among Pioneer USA (formerly
                        MOC), as Issuer, Mesa, the subsidiary guarantors named therein, the Company, and Harris Trust and Savings Bank, as Trustee, with respect to the indenture identified above as Exhibit
                        10.1 (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form
                        10-Q for the period ended September 30, 1997, File No. 001-13245).

         10.4       --  Indenture, dated July 2, 1996, among Pioneer USA (formerly MOC), as Issuer, the Company (Mesa's successor), as Guarantor, and Harris Trust and Savings Bank, as Trustee, relating to 10
                        5/8% Senior Subordinated Notes Due 2006 (incorporated by reference to Exhibit 4.18 of
                        Mesa's Form 10-Q, dated August 13, 1996).

         10.5       --  First Supplemental Indenture, dated as of April 15, 1997, among Pioneer USA (formerly MOC), as Issuer, Mesa, the subsidiary guarantors named therein, the Company, and Harris Trust and
                        Savings Bank, as Trustee, with respect to the indenture identified above as Exhibit 10.4
                        (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q
                        for the period ended September 30, 1997, File No. 001-13245).

         10.6       --  Second Supplemental Indenture, dated as of August 7, 1997, among Pioneer USA (formerly
                        MOC), as Issuer, Mesa, the subsidiary guarantors named therein, the Company, and Harris Trust and Savings Bank, as Trustee, with respect to the indenture identified above as Exhibit
                        10.4 (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form
                        10-Q for the period ended September 30, 1997, File No. 001-13245).

         10.7       --  Indentures relating to $50,000,000 principal amount of 8 1/2% Convertible Subordinated
                        Debentures due 2005 of Dorchester Master Limited Partnership ($3,762,000 principal amount of which were outstanding and held by non affiliates at December 31, 1996) and $100,000,000 principal amount of 9 1/2% Senior Notes due 2000 of Bridge Oil (U.S.A.) Inc. ($2,063,000
                        principal amount of which were outstanding at December 31, 1996) have been omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.  The Company hereby agrees to furnish a copy of the indentures to the Securities and Exchange Commission upon request (incorporated by reference to Parker & Parsley's Form 10-K, dated December 31, 1996).

         10.8       --  Indenture, dated April 12, 1995, between Pioneer USA (successor to Parker & Parsley), and
                        The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to
                        Exhibit 4.1 to Parker & Parsley's Current Report on Form 8-K, dated April 12, 1995, File
                        No. 1-10695).

        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
         10.9       --  First Supplemental Indenture, dated as of August 7, 1997, among Parker & Parsley, The Chase
                        Manhattan Bank, as Trustee, and Pioneer USA, with respect to the indenture identified above as Exhibit 10.8 (incorporated by reference to Exhibit 10.5 to the Company's Quarterly
                        Report on Form 10-Q for the period ended September 30, 1997, File No. 001-13245).

        10.10       --  Form of 8 7/8% Senior Notes Due 2005, dated as of April 12, 1995, in the aggregate principal amount of $150,000,000, together with Officers' Certificate dated April 12, 1995, establishing the terms of the 8 7/8% Senior Notes Due 2005 pursuant to the indenture identified above as Exhibit 10.8 (incorporated by reference to Exhibit 4.2 to Parker &
                        Parsley's Quarterly Report on Form 10-Q for the period ended June 30, 1995, File
                        No. 1-10695).

        10.11       --  Form of 8 1/4% Senior Notes due 2007, dated as of August 22, 1995, in the aggregate principal amount of $150,000,000, together with Officers' Certificate, dated August 22,
                        1995, establishing the terms of the 8 1/4% Senior Notes due 2007 pursuant to the indenture identified above as Exhibit 10.8 (incorporated by reference to Exhibit 1.2 to Parker &
                        Parsley's Current Report on Form 8-K, dated August 17, 1995, File No. 1-10695).

        10.12       --  Agreement of Sale between Pioneer Corporation and Cabot Corporation, dated August 29, 1984
                        (incorporated by reference to Exhibit 10.5 to Pioneer Corporation's Form 10-K, dated
                        December 31, 1985).

        10.13       --  Settlement Agreement, dated March 15, 1989, by and among Mesa Operating Limited Partnership and Mesa Limited Partnership, et al., Energas Company and the City of Amarillo
                        (incorporated by reference to Exhibit 10(k) to Mesa Limited Partnership's Form 10-K, dated
                        December 31, 1990).

        10.14       --  Gas Purchase Agreement, dated December 1, 1989, between Williams Natural Gas Company and
                        Mesa Operating Limited Partnership acting on behalf of itself and as agent for Mesa
                        Midcontinent Limited Partnership (incorporated by reference to Exhibit 10.1 to Registration
                        Statement of Mesa Limited Partnership on Form S-3, Registration No. 33-32978).

        10.15       --  "B" Contract Production Allocation Agreement, dated July 29, 1991, and effective as of
                        January 1, 1991, between Colorado Interstate Gas Company and Mesa Operating Limited
                        Partnership (incorporated by reference to Exhibit 10(r) to Mesa's Form 10-K, dated
                        December 31, 1991).

        10.16       --  Amendment to "B" Contract Production Allocation Agreement effective as of January 1, 1993, between Colorado Interstate Gas Company and Mesa Operating Limited Partnership
                        (incorporated by reference to Exhibit 10.24 to Mesa's Registration Statement on Form S-1,
                        Registration No. 033-51909).

        10.17       --  Amended Peak Day Gas Purchase Agreement, dated effective June 19, 1991, between Colorado
                        Interstate Gas Company and Mesa Operating Limited Partnership (incorporated by reference to
                        Exhibit 10(t) to Mesa's Form 10-K, dated December 31, 1991).

        10.18       --  Omnibus Amendment to Collateral Instruments to Supplemental Stipulation and Agreement,
                        dated June 19, 1991, between Colorado Interstate Gas Company and Mesa Operating Limited
                        Partnership (incorporated by reference to Exhibit 10(u) to Mesa's Form 10-K, dated
                        December 31, 1991).

        10.19       --  Amarillo Supply Agreement between Mesa Operating Limited Partnership, Seller, and Energas
                        Company, a division of Atmos Energy Corporation, Buyer, dated effective January 2, 1993
                        (incorporated by reference to Exhibit 10.14 to Mesa's Form 10-K dated, December 31, 1995).

        10.20       --  Gas Supply Agreement, dated May 11, 1994, between MOC, as successor to Mesa Operating
                        Limited Partnership, acting on behalf of itself and as agent for Hugoton Capital Limited
                        Partnership, and Williams Gas Marketing Company, and Gas Supply Guarantee, dated May 11,
                        1994 (incorporated by reference to Exhibit 10.16 to Mesa's Form 10-K, dated December 31,
                        1995).


        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
        10.21       --  Gas Transportation Agreement, dated June 14, 1994, between Western Resources, Inc. and MOC, acting on behalf of itself and as agent for Hugoton Capital Limited Partnership
                        (incorporated by reference to Exhibit 10.24 to Mesa's Form 10-K, dated December 31, 1994).

        10.22       --  1991 Stock Option Plan of Mesa (incorporated by reference to Exhibit 10(v) to Mesa's Form
                        10-K, dated December 31, 1991).

        10.23       --  Interruptible Gas Transportation and Sales Agreement, dated January 1, 1991, between Mesa
                        Operating Limited Partnership and Energas Company and Amendment, dated January 1, 1995
                        (incorporated by reference to Exhibit 10.22 to Mesa's Form 10-K, dated December 31, 1995).

        10.24       --  "B" Contract Operating Agreement, dated January 1, 1988, between Mesa Operating Limited
                        Partnership and Colorado Interstate Gas Company (incorporated by reference to Exhibit 10.23 to Mesa's Form 10-K, dated December 31, 1995).

        10.25       --  Gathering Agreement, dated May 29, 1987, between Mesa Operating Limited Partnership and
                        Colorado Interstate Gas Company (incorporated by reference to Exhibit 10.15 to the
                        Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997, File No.
                        001-13245).

        10.26       --  Amendment to Gathering Agreement, dated July 15, 1990, between Colorado Interstate Gas
                        Company and Mesa Operating Limited Partnership (incorporated by reference to Exhibit 10.24 to Mesa's Form 10-K, dated December 31, 1995).

        10.27       --  Amendment to 1990 Gathering Agreement Amendment, dated September 1, 1997, between Colorado
                        Interstate Gas Company and Pioneer USA (incorporated by reference to Exhibit 10.6 to the
                        Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997,
                        File No. 001-13245).

        10.28       --  Gas Purchase Agreement, dated January 1, 1996, between MOC, as Seller, and KN Marketing
                        L.P., as Buyer, and Amendment, dated August 1, 1995 (incorporated by reference to
                        Exhibit 10.25 to Mesa's Form 10-K, dated December 31, 1995).

        10.29       --  Employment Agreement, dated as of August 21, 1996, between Mesa and I. Jon Brumley
                        (incorporated by reference to Exhibit 10.26 of Mesa's Form 10-K, dated December 31, 1996).

        10.30       --  Stock Purchase Agreement, dated April 26, 1996, between Mesa and DNR (incorporated by reference to Exhibit No. 10 to Mesa's Form 8-K filed on April 29, 1996).

        10.31       --  1996 Incentive Plan of Mesa (incorporated by reference to Exhibit 10.28 to the Company's
                        Registration Statement on Form S-4, dated June 27, 1997, Registration No. 333-26951).

        10.32       --  Mesa Management Severance Plan, dated April 4, 1997, including a Schedule of Participants on Schedule A for the purpose of defining the payment of certain benefits upon the termination of the officer's employment under certain circumstances (incorporated by reference to Exhibit 10.29 to the Company's Registration Statement on Form S-4, dated
                        June 27, 1997, Registration No. 333-26951).

        10.33       --  Parker & Parsley Petroleum Company Long-Term Incentive Plan, dated February 19, 1991,
                        (incorporated by reference to Exhibit 4.1 to Parker & Parsley's Registration Statement on
                        Form S-8, Registration No. 33-38971).

        10.34       --  First Amendment to the Parker & Parsley Petroleum Company Long-Term Incentive Plan, dated
                        August 23, 1991 (incorporated by reference to Exhibit 10.2 to Parker & Parsley's
                        Registration Statement on Form S-1, dated February 28, 1992, Registration No. 33-46082).

        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
        10.35       --  Agreement of Partnership of P&P Employees 89-B Conv., L.P. (formerly P&P Employees 89-B
                        GP), dated October 31, 1989, among Parker & Parsley, Ltd. and the Investor Partners (as defined therein, which includes individuals who are directors and executive officers of
                        Parker & Parsley), together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document (incorporated by reference to Exhibit 10.50 to Parker & Parsley's Registration
                        Statement on Form S-4, dated December 31, 1990, Registration No. 33-38436).

        10.36       --  Amendment to Agreement of Partnership of P&P Employees 89-B GP, dated May 31, 1990, among
                        Parker & Parsley, Ltd. and the Investor Partners (as defined therein, which includes individuals who are directors and executives officers of Parker & Parsley), together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ form the foregoing document (incorporated by reference to Exhibit 10.51 to Parker & Parsley's Registration Statement on Form S-4, dated
                        December 31, 1990, Registration No. 33-38436).

        10.37       --  Schedule identifying additional documents substantially identical to the Amendment to
                        Agreement of Partnership of P&P Employees 89-B GP included as Exhibit 10.5 and setting forth the material details in which those documents differ from that document (incorporated by reference to Exhibit 10.52 to Parker & Parsley's Registration Statement on Form S-1,
                        dated February 28, 1992, Registration No. 33-46082).

        10.38       --  Agreement of Partnership of P&P Employees 90 Spraberry Private Development GP, dated
                        October 16, 1990, among Parker & Parsley, Ltd., James D. Moring, and the General Partners
                        (as defined therein, which includes individuals who are directors and executive officers of
                        Parker & Parsley), and form of Amendment to Agreement of Partnership of P&P Employees 90
                        Spraberry Private Development GP, together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document (incorporated by reference to Exhibit 10.52 to Parker &
                        Parsley's Registration Statement on Form S-4, dated December 31, 1990, Registration No. 33-
                        38436).

        10.39       --  Amendment to Agreement of Partnership of Parker & Parsley 90-A GP, dated February 19, 1991, among Parker & Parsley Development Company and the Investor Partners (as defined therein, which includes individuals who are directors and executive officers of Parker & Parsley), together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document
                        (incorporated by reference to Exhibit 10.58 to Parker & Parsley's Registration Statement on
                        Form S-1, dated February 28, 1992, Registration No. 33-46082).

        10.40       --  Agreement of Partnership of P&P Employees 91-A, GP, dated September 30, 1991, among Parker
                        & Parsley Development Company, James D. Moring, and the General Partners (as defined therein, which includes individuals who are directors and executive officers of Parker &
                        Parsley), together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document (incorporated by reference to Exhibit 10.61 to Parker & Parsley's Registration
                        Statement on Form S-1, dated February 28, 1992, Registration No. 33-46082).

        10.41       --  Development Drilling Program Agreement of Parker & Parsley 91-A Development Drilling
                        Program, dated September 30, 1991, among Parker & Parsley Development Company, the P&P
                        Employee Participants (as defined therein, which includes individuals who are directors and executive officers of Parker & Parsley), P&P Employees 91-A, GP, and Parker & Parsley 91-A,
                        L.P., together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document
                        (incorporated by reference to Exhibit 10.63 to Parker & Parsley's Registration Statement on
                        Form S-1, dated February 28, 1992, Registration No. 33-46082).

        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
        10.42       --  Development Drilling Program Agreement, dated August 1, 1989, among Parker & Parsley, Ltd.,
                        Parker & Parsley Development Partners L.P., certain key employees of Parker & Parsley, Ltd.
                        (which includes individuals who are directors and executive officers of Parker & Parsley), and related persons, P&P Employees 89-A GP, and Parker & Parsley 89-A, GP, and Parker &
                        Parsley 89-A, L.P., together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document (incorporated by reference to Exhibit 10.56 to Parker & Parsley's Registration
                        Statement on Form S-4, dated December 31, 1990, Registration No. 33-38436).

        10.43       --  Amendment to Development Drilling Program Agreement, dated February 19, 1991, amending the
                        Development Drilling Program Agreement included in Exhibit 10.11, together with a schedule identifying substantially identical documents and setting forth the material details in which those documents differ from the foregoing document (incorporated by reference to
                        Exhibit 10.66 to Parker & Parsley's Registration Statement on Form S-1, dated February 28,
                        1992, Registration No. 33-46082).

        10.44       --  Amendment to Agreement of Partnership of P&P Employees 90 Spraberry Private Development GP,
                        dated April 22, 1991, among the Partners (as defined therein, which includes individuals who are directors and executive officers of Parker & Parsley) (incorporated by reference to
                        Exhibit 10.67 to Parker & Parsley's Registration Statement on Form S-1, dated February 28,
                        1992, Registration No. 33-46082).

        10.45       --  Agreement of Limited Partnership of Parker & Parsley 1992 Direct Investment Program, Ltd.,
                        dated as of July 24, 1992, among Parker & Parsley Development Company, as managing general partner, and certain key employees of Parker & Parsley (including individuals who are directors and executive officers of Parker & Parsley), as non-managing general partners and limited partners (incorporated by reference to Exhibit 10.57 to Parker Parsley's Annual
                        Report on Form 10-K for the year ended December 31, 1993, Commission File No. 1-10695).

        10.46       --  Agreement of Limited Partnership of Parker & Parsley 1993 Direct Investment Program, Ltd.,
                        dated as of January 1, 1993, among Parker & Parsley Development Company, as managing general partner, and certain key employees of Parker & Parsley (including individuals who are directors and executive officers of Parker & Parsley), as non-managing general partners and limited partners (incorporated by reference to Exhibit 10.49 to Parker & Parsley's
                        Annual Report on Form 10-K for the year ended December 31, 1993, Commission File No. 1-
                        10695).

        10.47       --  Agreement of Limited Partnership of Parker & Parsley 1994 Direct Investment Program, Ltd.,
                        dated as of January 1, 1994, among Parker & Parsley Development Company, as managing general partner, and certain key employees of Parker & Parsley (including individuals who are directors and executive officers of Parker & Parsley), as non-managing general partners and limited partners (incorporated by reference to Exhibit 10.20 to Parker & Parsley's
                        Annual Report on Form 10-K for the year ended December 31, 1994, Commission File
                        No. 1-10695).

        10.48**     --  Stock Acquisition Loan Agreements entered into as of June 15, 1995, between Parker &
                        Parsley and Scott D. Sheffield, together with Schedule I identifying named executive officers with substantially identical agreements providing for Parker & Parsley's loans to such officers.

        10.49       --  Omnibus Amendment to Nonstatutory Stock Option Agreements, included as part of the
                        Long-Term Incentive Plan, dated as of November 16, 1995, between Parker & Parsley and Named
                        Executive Officers identified on Schedule 1 setting forth additional details relating to the Long-Term Incentive Plan (incorporated by reference to Parker & Parsley's Annual Report on Form 10-K for the year ended December 31, 1995, Commission File No. 1-10695).

        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
        10.50       --  Severance Agreement, dated as of August 8, 1997, between the Company and Scott D. Sheffield, together with a schedule identifying substantially identical agreements between the Company and each of the other named executive officers identified on Schedule I for the purpose of defining the payment of certain benefits upon the termination of the officer's employment under certain circumstances (incorporated by reference to Exhibit 10.7 to the Company's
                        Quarterly Report on Form 10-Q for the period ended September 30, 1997, File No. 001-13245).

        10.51       --  Indemnification Agreement, dated as of August 8, 1997, between the Company and Scott D.
                        Sheffield, together with a schedule identifying substantially identical agreements between the Company and each of the Company's other directors and named executive officers identified on
                        Schedule I (incorporated by reference to Exhibit 10.8 to the Company's Quarterly Report on
                        Form 10-Q for the period ended September 30, 1997, File No. 001-13245).

        10.52       --  Pioneer Natural Resources Company Long-Term Incentive Plan (incorporated by reference to
                        Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 333-35087).

        10.53       --  Pioneer Natural Resources Company Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 333-
                        35165).

        10.54       --  Pioneer Natural Resources Company Deferred Compensation Retirement Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration
                        No. 333- 39153).

        10.55       --  Pioneer Natural Resources USA, Inc. 401(k) Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 333-39249).

        10.56       --  Credit Facility Agreement (Primary Facility), dated as of August 7, 1997, between Pioneer
                        USA, as Borrower, and NationsBank of Texas, N.A., as Administrative Agent, CIBC Inc., as
                        Documentation Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and
                        The Chase Manhattan Bank, as Syndication Agent; Bank of America Natural Trust and Savings
                        Association, The Bank of New York, The Bank of Nova Scotia, Royal Bank of Canada, Union
                        Bank of California, N.A., The Fuji Bank, Limited-Houston Agency and Wells Fargo Bank, N.A.,
                        as Co-Agents; and certain other lenders (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K, dated August 7, 1997, File No. 333-26951).

        10.57       --  Credit Facility Agreement (364 Day Facility), dated as of August 7, 1997, between Pioneer
                        USA, as Borrower, and NationsBank of Texas, N.A., as Administrative Agent, CIBC Inc., as
                        Documentation Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and
                        The Chase Manhattan Bank, as Syndication Agent; Bank of America Natural Trust and Savings
                        Association, The Bank of New York, The Bank of Nova Scotia, Royal Bank of Canada, Union
                        Bank of California, N.A., The Fuji Bank, Limited-Houston Agency and Wells Fargo Bank, N.A.,
                        as Co-Agents; and certain other lenders (incorporated by reference to Exhibit 10.2 to the Company's Form 8-K, dated August 7, 1997, File No. 333-26951).

         12.1**     --  Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

         23.1**     --  Consent of KPMG Peat Marwick LLP.

         23.2**     --  Consent of Arthur Andersen LLP.

         23.3**     --  Consent of Price Waterhouse, chartered accountants.

         23.4**     --  Consent of Coopers & Lybrand L.L.P.

         23.5**     --  Consent of Netherland, Sewell & Associates, Inc.

         23.6**     --  Consent of Williamson Petroleum Consultants, Inc.

        EXHIBIT
         NUMBER                                               DESCRIPTION
         ------                                               -----------
         23.7**     --  Consent of Miller and Lents, Ltd.

         23.8**     --  Consent of Gilbert Lausten Jung Associates, Ltd.

         23.9**     --  Consent of Martin Petroleum and Associates.

        23.10*      --  Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this
                        Registration Statement).

        24.1**      --  Powers of Attorney of directors and officers of the Company (included on page II-11 to this
                        Registration Statement).

        25.1*       --  Form T-1 Statement for eligibility under the Trust Indenture Act of 1939 of trustee.


--------------------
*      To be filed.
**     Filed herewith.